Exhibit 99.1

SOLICITATION VERSION

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

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In re:	)	Chapter 11
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EDISON MISSION ENERGY, et al.,(1))		Case No. 12-49219 (JPC)
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Debtors.	)	Jointly Administered
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DEBTORS’ SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

James H.M. Sprayregen, P.C.	David A. Agay
David R. Seligman, P.C.	Joshua Gadharf
Sarah H. Seewer	McDONALD HOPKINS LLC
Brad Weiland	300 North LaSalle
KIRKLAND & ELLIS LLP	Suite 2100
300 North LaSalle	Chicago, Illinois 60654
Chicago, Illinois 60654	Telephone: (312) 280-0111
Telephone: (312) 862-2000	Facsimile: (312) 280-8232
Facsimile: (312) 862-2200
- and -
Counsel to Debtor Camino Energy Company
Joshua A. Sussberg (admitted pro hac vice)	and Conflicts Counsel to the other Debtors
KIRKLAND & ELLIS LLP	and Debtors in Possession
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Counsel to the Debtors and Debtors in Possession
other than Camino Energy Company
Dated: December 18, 2013

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, OR A LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST.  THIS PLAN IS SUBJECT TO APPROVAL OF THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS.  THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.  YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) BEFORE THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

(1)         The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include:  Edison Mission Energy (1807); Camino Energy Company (2601); Chestnut Ridge Energy Company (6590); Edison Mission Finance Co. (9202); Edison Mission Energy Fuel Services, LLC (4630); Edison Mission Fuel Resources, Inc. (3014); Edison Mission Fuel Transportation, Inc. (3012); Edison Mission Holdings Co. (6940); Edison Mission Midwest Holdings Co. (6553); EME Homer City Generation L.P. (6938); Homer City Property Holdings, Inc. (1685); Midwest Finance Corp. (9350); Midwest Generation EME, LLC (1760); Midwest Generation, LLC (8558); Midwest Generation Procurement Services, LLC (2634); Midwest Peaker Holdings, Inc. (5282); Mission Energy Westside, Inc. (0657); San Joaquin Energy Company (1346); Southern Sierra Energy Company (6754); and Western Sierra Energy Company (1447).  The location of parent Debtor Edison Mission Energy’s corporate headquarters and the Debtors’ service address is:  3 MacArthur Place, Suite 100, Santa Ana, California 92707.

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TABLE OF CONTENTS (CONT’D)

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TABLE OF CONTENTS (CONT’D)

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Edison Mission Energy and the other Debtors in the above-captioned Chapter 11 Cases respectfully propose the following joint plan of reorganization pursuant to chapter 11 of the Bankruptcy Code.  Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE I.A of the Plan.  The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of the Plan and certain related matters, including the Sale Transaction and distributions to be made under the Plan.  Each Debtor is a proponent of the Plan contained herein within the meaning of section 1129 of the Bankruptcy Code.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.                                     Defined Terms

As used in the Plan, capitalized terms have the meanings set forth below.

1.                                      “2006 EME Senior Notes Indenture” means that certain Indenture, dated as of June 6, 2006, between EME and the EME Senior Notes Indenture Trustee (as amended, modified, waived, and/or supplemented from time to time), providing for the issuance of 7.50% Senior Notes due 2013 and 7.75% Senior Notes due 2016.

2.                                      “2007 EME Senior Notes Indenture” means that certain Indenture, dated as of May 7, 2007, between EME and the EME Senior Notes Indenture Trustee (as amended, modified, waived, and/or supplemented from time to time), providing for the issuance of 7.00% Senior Notes due 2017, 7.20% Senior Notes due 2019, and 7.625% Senior Notes due 2027.

3.                                      “Accrued Professional Compensation Claims” means all Claims for reasonable and documented accrued fees and expenses (including transaction or sale fees) for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court and regardless of whether a monthly fee statement or interim fee application has been Filed for such fees and expenses.  To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Accrued Professional Compensation Claim.  For the avoidance of doubt, the PoJo Restructuring Fees, the Supporting Noteholder Fees, and the EME Senior Notes Indenture Trustee Fees shall not constitute Accrued Professional Compensation Claims.

4.                                      “Acquired Companies” has the meaning given in the Purchase Agreement.  The Acquired Companies are identified on Schedule 1 attached hereto.

5.                                      “Administrative Claim” means a Claim, other than an Assumed Liability, for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b) or 507(a)(2) of the Bankruptcy Code, including, without limitation:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors unless a claim for such costs and/or expenses is Disputed or has been time-barred or otherwise disallowed by the Plan or a Final Order; (b) Accrued Professional Compensation Claims (to the extent Allowed by the Bankruptcy Court); (c) all fees and charges assessed against the Estates pursuant to chapter 123 of the Judicial Code, including but not limited to the U.S. Trustee Fees; (d) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; (e) the Supporting Noteholder Fees; (f) the PoJo Restructuring Fees; and (g) the EME Senior Notes Indenture Trustee Fees.

6.                                      “Administrative Claims Bar Date” means the first Business Day that is 30 days following the Effective Date, subject to any exceptions specifically set forth in the Plan or a Final Order.

7.                                      “Affidavit of Publication” means the [•], filed by the Notice, Claims, and Solicitation Agent on [•], 2013 [Docket No. •].

8.                                      “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

9.                                      “Agreed PoJo Cure Amount” means (a) the sum of all amounts due under the Facility Leases, including, without limitation, all accrued and unpaid (i) Basic Lease Rent due and payable on any Rent Payment Date occurring prior to the Effective Date (including interest on any overdue principal and overdue interest at the Overdue Rate) and (ii) Supplemental Lease Rent minus (b) the sum of all payments made in respect of Rent pursuant to any forbearance, extension, or other agreement with any of the PoJo Parties including the “Initial Payment” made under the Forbearance Agreement by and among the PoJo Parties dated December 16, 2012. The Agreed PoJo Cure Amount shall be consistent with the schedule attached as Exhibit F of the Purchase Agreement, which schedule shall be included in the Plan Supplement.  Capitalized terms used in this definition but not otherwise defined herein shall have the meanings set forth in the PoJo Leases and Documents.

10.                               “Allowed” means with respect to Claims: (a) any Claim, proof of which is timely Filed by the applicable Claims Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a Proof of Claim is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to any Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim shall have been Allowed by a Final Order.  Other than as may be provided in Article III for Unimpaired Claims that are not Assumed Liabilities or in ARTICLE V.G of the Plan with respect to the PoJo Leases and Documents, in no event shall the Allowed amount of any Claim exceed 100 percent of the principal amount of such Claim or otherwise include any amount for interest accruing after the Petition Date.  Any Claim that (x) has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, or (y) is enjoined or released pursuant to the Plan, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court.  Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized EME, as applicable.  For the avoidance of doubt, a Proof of Claim filed after the applicable Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim.  “Allow” and “Allowing” shall have correlative meanings.

11.                               “Assumed Liabilities” means the liability of any of the Debtors assumed by the Purchaser or any Post-Effective-Date Debtor Subsidiary pursuant to the Purchase Agreement.

12.                               “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547—553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

13.                               “Ballot” means the form approved by the Bankruptcy Court and distributed to Holders of Impaired Claims entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan.

14.                               “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101—1532, as may be amended from time to time.

15.                               “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157.

16.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

17.                               “Business Day” means any day, other than a Saturday, Sunday, or any other date on which banks located in Chicago, Illinois are closed for business as a result of federal, state, or local holiday.

18.                               “Capistrano Note” means that certain Secured Promissory Note, dated as of February 13, 2012, between Capistrano Wind Holdings, Inc. and Edison Mission Wind, Inc.

19.                               “Capistrano Pledge Agreement” means that certain Security and Pledge Agreement, dated as of February 13, 2012, between Capistrano Wind II, LLC and Edison Mission Wind, Inc.

20.                               “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

21.                               “Causes of Action” means any Claim, cause of action (including Avoidance Actions), controversy, right of setoff, cross claim, counterclaim, or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, fixed or contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

22.                               “Chapter 11 Cases” means the jointly administered chapter 11 cases commenced by the Debtors in the Bankruptcy Court and styled In re Edison Mission Energy, et al., No. 12-49219 (JPC).

23.                               “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

24.                               “Claims Bar Date” means the date by which a Proof of Claim must be or must have been Filed, as established by (a) the Order (A) Setting Bar Dates for Filing Proofs of Claim, Including 503(b)(9) Proofs of Claim and (B) Approving the Form and Manner of Notice Thereof, entered April 11, 2013 [Docket No. 669], (b) the Order (A) Setting Bar Dates for Filing Proofs of Claim, Including Section 503(b)(9) Proofs of Claim, Against EME Homer City Generation L.P., Edison Mission Finance Co., and Homer City Property Holdings, Inc., and (B) Approving the Form and Manner of Notice Thereof, entered August 22, 2013 [Docket No. 1137], or (c) any other Final Order of the Bankruptcy Court, as applicable.

25.                               “Claims Register” means the official register of Claims maintained by the Notice, Claims, and Solicitation Agent.

26.                               “Class” means a category of Holders of Claims or Interests as set forth in Article III of the Plan in accordance with section 1122(a) of the Bankruptcy Code.

27.                               “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code on January 7, 2013 [Docket No. 202], as amended on January 18, 2013 [Docket No. 308].

28.                               “Committee Members” means each of the following, in each case solely in its capacity as a member of the Committee:  (a) Wells Fargo Bank, National Association, solely in its capacity as EME Senior Notes Indenture Trustee; (b) Exelon Corp., as successor in interest to Commonwealth Edison Company; (c) Clennon Electric; (d) The Bank of New York Mellon, as successor pass through trustee and successor lease indenture trustee; (e) International Brotherhood of Boilermakers Local One; (f) Nesbitt Asset Recovery, LLC; (g) Peabody Coalsales, LLC; (h) Geo. J. Beemsterboer, Inc.; and (i) Rowell Chemical Corp.

29.                               “Compensation and Benefits Programs” means all employment and severance policies, all compensation, and any other employee benefit plans, policies, and programs and other arrangements (and all amendments and modifications thereto), in each case in place as of the Petition Date, applicable to the Debtors’ and Non-Debtor Subsidiaries’ respective employees, former employees, retirees, and non-employee directors and employees, former employees, and retirees of their subsidiaries, including, without limitations, all savings plans, retirement plans (whether or not such plans are intended to be qualified), health and/or welfare plans, disability plans, severance benefit plans, incentive plans and life, accidental death, and dismemberment insurance plans, or other similar plans.

30.                               “Compensation and Benefits Programs Escrow” means an interest-bearing account to hold and maintain an amount of Cash equal to the obligations under the Exit Plan and the Compensation and Benefits Programs funded by EME on the Effective Date solely for the purpose of making payments under the Exit Plan and the Compensation and Benefits Programs in accordance with ARTICLE IV.G of the Plan.

31.                               “Compensation Committee” means the Compensation Committee of the Board of Directors of EME.

32.                               “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

33.                               “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on its docket in the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

34.                               “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

35.                               “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

36.                               “Consummation” means the occurrence of the Effective Date.

37.                               “Cure Cost” means all amounts (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) payable by the Purchaser required to cure any defaults under any Executory Contract or Unexpired Lease that is to be assumed and/or assumed and assigned by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code; provided, however, the amount required to cure any default under the PoJo Leases and Documents shall be satisfied by the payment in Cash of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees on the Effective Date by EME.

38.                               “Debtors” means, collectively: Camino Energy Company, Chestnut Ridge Energy Company, EME, Edison Mission Finance Co., Edison Mission Energy Fuel Services, LLC, Edison Mission Fuel Resources, Inc., Edison Mission Fuel Transportation, Inc., Edison Mission Holdings Co., Edison Mission Midwest Holdings Co., EMEHC, Homer City Property Holdings, Inc., Midwest Finance Corp., Midwest Generation EME, LLC, MWG, Midwest Generation Procurement Services, LLC, Midwest Peaker Holdings, Inc., Mission Energy Westside, Inc., San Joaquin Energy Company, Southern Sierra Energy Company, and Western Sierra Energy Company.

39.                               “Debtor Subsidiaries” means, collectively, each Debtor other than:  (a) EME; and (b) the Homer City Debtors.

40.                               “Disbursing Agent” means, on the Effective Date, Reorganized EME, its agent, the Notice, Claims, and Solicitation Agent, or any other Entity or Entities designated by Reorganized EME to make or facilitate distributions that are to be made on or after the Effective Date pursuant to the Plan.

41.                               “Disclosure Statement” means the disclosure statement for this Plan, including all exhibits and schedules thereto and references therein that relate to the Plan, that is or has been (as the case may be) prepared,  approved, and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

42.                               “Disclosure Statement Order” means the Order Approving (A) the Adequacy of the Disclosure Statement, (B) Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization, (C) the Form of Ballots and Notices in Connection Therewith, and (D) the Scheduling of Certain Dates with Respect Thereto, entered by the Bankruptcy Court on December 19, 2013 [Docket No. 1718].

43.                               “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed.  For the avoidance of doubt, a Disputed Claim or Interest shall not include any Claim or Interest that has been disallowed under the Plan or by Final Order.

44.                               “Disputed Claims Reserve” means an appropriate reserve, to be determined by EME, the Committee, and the Supporting Noteholders, unless otherwise ordered by the Bankruptcy Court, for distributions on account of Disputed Claims that are not Assumed Liabilities that are subsequently Allowed after the Effective Date.

45.                               “Disputed Claims Reserve Amount” means the amount of assets determined by EME, the Committee, and the Supporting Noteholders, including the New Interests, the common stock of the Parent (it being understood that, to avoid becoming an investment company or any other reason, Reorganized EME may from time to time dispose of the Parent’s stock in exchange for Cash), or Cash that would likely have been distributed to the Holders of all applicable Disputed Claims against EME as if such Disputed Claims against EME had been Allowed Claims against EME on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purposes of establishing reserves and for maximum distribution purposes, to be (a) the lesser of (i) the asserted amount of each Disputed Claim against EME as scheduled by EME or, if and solely to the extent a non-duplicative Proof of Claim was filed in an asserted amount greater than the scheduled amount, the asserted amount filed with the Bankruptcy Court as set forth in such non-duplicative Proof of Claim or as provided by the parties to EME as further information with respect to the Proof of Claim, and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (b) the amount otherwise agreed to by EME, the Committee, the Supporting Noteholders, and the Holder of such Disputed or unliquidated Claim for reserve purposes.

46.                               “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions hereunder, which shall be (a) the Effective Date or (b) such other date as designated in a Bankruptcy Court order.

47.                               “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability.

48.                               “DTC” means Depository Trust Company.

49.                               “Effective Date” means the date agreed to by the Debtors and the Purchaser Parties, in consultation with the Committee and the Supporting Noteholders, that is one (1) Business Day after the Confirmation Date on which:  (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent specified in ARTICLE X.A of the Plan have been satisfied or waived (in accordance with ARTICLE X.B of the Plan).

50.                               “EIX” means Edison International, a California corporation listed on the New York Stock Exchange under symbol “EIX,” together with its subsidiaries, including SCE and its subsidiaries, other than the Debtors and Non-Debtor Subsidiaries.

51.                               “EIX Litigation Claims” means all claims and causes of action made, or which could be made, on behalf of the Debtors and the Non-Debtor Subsidiaries against the EIX Litigation Parties, unless such claims or causes of action are specifically resolved or released pursuant to the Plan or other Final Order of the Bankruptcy Court.

52.                               “EIX Litigation Parties” means EIX and any of its predecessors, successors, assigns, and current and former affiliates, subsidiaries, representatives, agents, directors, managers, officers, and employees (including all entities and individuals named as defendants in the draft complaint attached to the Committee’s motion filed on July 31, 2013 [Docket No. 1054]); provided that the term “EIX Litigation Parties” shall not include any Debtor, Non-Debtor Subsidiary, or Entity that serves or has served as a director, officer, or manager of any Debtor or any Non-Debtor Subsidiary since the Petition Date.

53.                               “EME” means Edison Mission Energy, a Delaware corporation and a Debtor in the Chapter 11 Cases.

54.                               “EMEHC” means EME Homer City Generation L.P., a Pennsylvania limited partnership and a Debtor in the Chapter 11 Cases.

55.                               “EME Interests” means Interests in EME.

56.                               “EME Retained Causes of Action” means the EIX Litigation Claims and those Avoidance Actions of the Debtors that are identified in an exhibit to the Plan Supplement, which exhibit shall be in form and substance reasonably acceptable to the Committee and Supporting Noteholders.  The EME Retained Causes of Action shall vest in Reorganized EME on the Effective Date.  For the avoidance of doubt, all EIX Litigation Claims shall be Retained Causes of Action unless such claims or causes of action are specifically resolved or released pursuant to the Plan or other Final Order of the Bankruptcy Court.

57.                               “EME Senior Notes” means, collectively, the:  (a) 7.50% Senior Notes due 2013, issued in the original principal amount of $500,000,000 pursuant to the 2006 EME Senior Notes Indenture; (b) 7.75% Senior Notes due 2016, issued in the original principal amount of $500,000,000 pursuant to the 2006 EME Senior Notes Indenture; (c) 7.00% Senior Notes due 2017, issued in the original principal amount of $1,200,000,000 pursuant to the 2007 EME Senior Notes Indenture; (d) 7.20% Senior Notes due 2019, issued in the original principal amount of $800,000,000 pursuant to the 2007 EME Senior Notes Indenture; and (e) 7.625% Senior Notes due 2027, issued in the original principal amount of $700,000,000 pursuant to the 2007 EME Senior Notes Indenture.

58.                               “EME Senior Notes Claim” means any Claim against EME arising from or based upon the EME Senior Notes or the EME Senior Notes Indentures, which Claim shall be Allowed against EME in an amount equal to $[•].

59.                               “EME Senior Notes Indentures” means the 2006 EME Senior Notes Indenture and 2007 EME Senior Notes Indenture.

60.                               “EME Senior Notes Indenture Trustee” means Wells Fargo Bank, National Association, solely in its capacity as indenture trustee under the EME Senior Notes Indentures.

61.                               “EME Senior Notes Indenture Trustee Charging Lien” means any liens for payment of EME Senior Notes Indenture Trustee fees, costs, expenses and indemnification, including the fees, costs and expenses of the EME Senior Notes Indenture Trustee’s professionals, as set forth in the EME Senior Notes Indentures.

62.                               “EME Senior Notes Indenture Trustee Fees” means the unpaid fees, costs, and expenses of the EME Senior Notes Indenture Trustee, including fees, costs, and expenses of the EME Senior Notes Indenture Trustee’s attorneys, payable pursuant to the EME Senior Notes Indentures.

63.                               “EME Severance Plan” means that certain severance plan approved for certain EME Employees pursuant to the Shared Services Extension Order.

64.                               “Employees” means, as of the Effective Date, the employees of the Debtors and the Non-Debtor Subsidiaries.

65.                               “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

66.                               “Environmental Law” means all federal, state and local statutes, regulations, laws, ordinances, rules licenses, permits, and similar provisions having the force or effect of law, all judicial and administrative orders, agreements, and determinations and all common law concerning pollution or protection of the environment, or environmental impacts on human health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Resource Conservation and Recovery Act; the Safe Drinking Water Act; the Surface Mining Control and Reclamation Act; the Toxic Substances Control Act; and any state or local equivalents.

67.                               “Environmental Actions” means the court proceeding captioned United States, et al., v. Midwest Generation, et al, No. 09-cv-5277 (N.D. Ill.) and the related appeals pending before the United States Court of Appeals for the Seventh Circuit, Nos. 12-1026, 12-1051, and the court proceeding captioned United States, et al., v. EME Homer City Generation LP, et al., Nos. 2-11-cv-00019 (W.D. Penn.) and the related appeals pending before the United States Court of Appeals for the Third Circuit, Nos. 11-4407 and 11-4408.

68.                               “Estate” means, as to each Debtor, the estate created for the Debtor on the Petition Date pursuant to section 541 of the Bankruptcy Code.

69.                               “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a—78oo, as now in effect and hereafter amended, the rules and regulations promulgated thereunder, and any similar federal, state, or local law.

70.                               “Excluded Assets” means any asset of the Debtors that is not (a) acquired by the Purchaser or (b) retained by the Post-Effective-Date Debtor Subsidiaries pursuant to the Purchase Agreement.

71.                               “Excluded Liabilities” means any liability of the Debtors or Non-Debtor Subsidiaries that is that is defined as an Excluded Liability under the Purchase Agreement, including, for the avoidance of doubt, the EIX Litigation Claims, liabilities asserted by the PBGC, liabilities asserted by Taxing Authorities that arose prior to the Effective Date, and rejection damage claims on account of any Executory Contract or Unexpired Lease rejected by the Debtors (a) before the date of the Plan Sponsor Agreement or (b) on or after the date of the Plan Sponsor Agreement without the prior written consent of the Purchaser.

72.                               “Exculpated Parties” means, collectively:  (a) the Purchaser Parties and the Acquired Companies; (b) the members of the Noteholder Group, generally, and the Supporting Noteholders, in such capacity; (c) the EME Senior Notes Indenture Trustee; (d) the Committee and the Committee Members; (e) the PoJo Parties; (f) the Debtors; (g) Reorganized EME; (h) the Post-Effective-Date Debtor Subsidiaries; (i) the Post-Effective-Date Homer City Debtors; and (j) with respect to the foregoing entities in clauses (a) through (i), their respective current and former affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and, solely with respect to the Purchaser Parties and the Acquired Companies and Supporting Noteholders, their permitted assigns; and (g) the officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals of the Debtors and Non-Debtor Subsidiaries that served in such capacities during the Chapter 11 Cases; provided that no EIX Litigation Party shall constitute an Exculpated Party.

73.                               “Exculpation” means the exculpation set forth in ARTICLE VIII.E of the Plan.

74.                               “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

75.                               “Exit Plan” means the payments made during the Chapter 11 Cases or after the Effective Date pursuant to the Order Approving Exit Plan, entered by the Bankruptcy Court on November 7, 2013 [Docket No. 1561].

76.                               “FERC” means the Federal Energy Regulatory Commission.

77.                               “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Cases or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice, Claims, and Solicitation Agent.

78.                               “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter which has not been reversed, stayed, modified, or amended, as to which the time to appeal, petition for certiorari or move for reargument, reconsideration, or rehearing has expired and no appeal, petition for certiorari or motion for reargument, reconsideration, or rehearing has been timely filed, or as to which any appeal, petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument, reconsideration, or rehearing was sought; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order; provided, further, that, subject to the terms of the Purchase Agreement, the Debtors reserve the right to waive any appeal period in consultation with the Purchaser Parties, the Committee, the Supporting Noteholders, and (solely with respect to any order that affects the rights of the PoJo Parties) the PoJo Parties.

79.                               “Final Insider Incentive Plan Order” means the Final Order Authorizing Compensation of Insider Senior Executives Under Employee Incentive Programs, entered by the Bankruptcy Court on March 20, 2013 [Docket No. 627].

80.                               “Final Non-Insider Incentive Plan Order” means the Final Order Authorizing the Debtors to Implement Incentive Plans for Non-Insider Employees, entered by the Bankruptcy Court on March 20, 2013 [Docket No. 626].

81.                               “Final Wages Order” means the Amended Final Order Approving the Debtors’ (A) Payment of Certain Prepetition Compensation and Reimbursable Employee Expenses, (B) Continued Employee Medical and Other Benefits, and (C) Continued Employee Compensation and Benefits Programs, entered by the Bankruptcy Court on February 5, 2013 [Docket No. 401].

82.                               “General Unsecured Claims” means any Claim that is not Secured and is not:  (a) an Administrative Claim; (b) a Priority Tax Claim; (c) an Other Priority Claim; (d) a Subordinated Claim; or (e) an Intercompany Claim.

83.                               “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

84.                               “Holder” means any Entity holding a Claim or an Interest.

85.                               “Homer City Debtors” means, collectively:  (a) Chestnut Ridge Energy Company; (b) Edison Mission Finance Co.; (c) EMEHC; (d) Homer City Property Holdings, Inc.; (e) Mission Energy Westside Inc.; (f) Edison Mission Holdings Co.; and (g) Edison Mission Energy Services, Inc.

86.                               “Homer City Petition Date” means May 2, 2013, the date on which Edison Mission Finance Co., EMEHC, and Homer City Property Holdings, Inc. commenced their respective Chapter 11 Cases in the Bankruptcy Court.

87.                               “Homer City Waterfall” means, with respect to any amount of Homer City Wind Down Proceeds held by a Homer City Debtor, distributions in the following order of priority (in each case except as otherwise provided by the Plan):  first, to Holders of Allowed Secured Claims against the applicable Homer City Debtor, solely with respect to the collateral securing such Allowed Secured Claims; second, to Holders of Allowed Administrative Claims against the applicable Homer City Debtor; third, to Holders of Allowed Priority Tax Claims and Allowed Other Priority Claims against the applicable Homer City Debtor; fourth, to Holders of Allowed General Unsecured Claims and Allowed Intercompany Claims against the applicable Homer City Debtor; and fifth, to EME on account of Allowed Intercompany Interests in the applicable Homer City Debtor the balance, if any, of such amount.

88.                               “Homer City Wind Down” means the process commencing on the Effective Date to dissolve the Homer City Debtors, including any actions that the Plan Administrator determines in its sole discretion are necessary or appropriate to liquidate, settle, compromise, or resolve any Claims against, or assets held by, the Homer City Debtors.

89.                               “Homer City Wind Down Proceeds” means any proceeds of the Homer City Wind Down.

90.                               “IBEW CBA” means that certain Collective Bargaining Agreement, dated as of March 6, 2006, between MWG and the International Brotherhood of Electrical Workers, Local No. 15, as amended, extended, modified, or supplemented from time to time, including in accordance with Order Approving Entry into Extension of Collective Bargaining Agreement and Granting Related Relief [Docket No. 1562], entered by the Bankruptcy Court on November 7, 2013.

91.                               “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

92.                               “Intercompany Claim” means any Claim held by a Debtor or any non-Debtor Affiliate against any Debtor, including:  (a) the Intercompany Note Claims; and (b) the MWG Bridge Loan.

93.                               “Intercompany Interests” means Interests in any Debtor Subsidiary held by a Debtor.

94.                               “Intercompany Notes” means, collectively:  (a) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $211,738,800, due July 2, 2014; (b) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $285,849,200, due January 2, 2015; (c) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $369,961,200, due July 2, 2014; and (d) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $499,450,800, due January 2, 2016, each of which shall be terminated and extinguished and of no further force and effect as of the Effective Date pursuant to this Plan.

95.                               “Intercompany Note Claim” means any Claim of MWG against EME on account of the Intercompany Notes.

96.                               “Interests” means the common stock, limited liability company interests, partnership interests and any other equity, ownership, or profits interests in and of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, limited liability company interests, partnership interests or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any Claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

97.                               “Interim Compensation Order” means the Order Approving Procedures for Interim Compensation and Reimbursement of Expenses for Professionals and Official Committee Members, entered January 18, 2013 [Docket No. 331], as the same may be modified by a Court order approving the retention of a specific Professional or otherwise.

98.                               “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1—4001.

99.                               “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

100.                        “Long-Term Incentive Plan” means the long-term incentive plan approved for certain executive Employees pursuant to the Final Insider Incentive Plan Order and Final Non-Insider Incentive Plan Order.

101.                        “MWG” means Midwest Generation, LLC, a Delaware limited liability company and a Debtor in the Chapter 11 Cases.

102.                        “MWG Bridge Loan” means that certain intercompany loan made by EME, as lender, to MWG, as borrower, pursuant to the Order (A) Authorizing Midwest Generation, LLC to Grant First Priority Liens on Unencumbered Assets and Second Priority Liens on Encumbered Assets, in Connection with the MWG Bridge Loan, and (B) Granting Related Relief [Docket No. 1573], entered by the Bankruptcy Court on November 12, 2013.

103.                        “Net Sale Proceeds” means the Sale Proceeds less Cash in an amount equal to the aggregate amount of any of the following to the extent they do not constitute Assumed Liabilities pursuant to the Purchase Agreement:  (a) Allowed Secured Claims; (b) Allowed Administrative Claims (including, without limitation, Accrued Professional Compensation Claims (and any estimates thereof under Article III.C.3)); (c) Allowed Priority Tax Claims; (d) Allowed Other Priority Claims; (e) Allowed General Unsecured Claims against Debtor Subsidiaries; and (f) any other Cash to be paid or reserved for payments pursuant to and in accordance with the Plan and the Purchase Agreement, including, without limitation, the Disputed Claims Reserve, the Wind Down Budget, the Exit Plan, the Compensation and Benefits Programs, the Supporting Noteholder Fees, the PoJo Restructuring Fees, and the EME Senior Notes Indenture Trustee Fees.

104.                        “New Board” means the board of directors or managers or the equivalent governing body of Reorganized EME, as initially comprised as set forth in the Plan and as comprised thereafter in accordance with the terms of the applicable New Corporate Governance Documents.  The New Board, the members of which shall be identified in the Plan Supplement, will consist of five (5) members:  three (3) members shall be appointed by the Supporting Noteholders and the Committee; the other two (2) members shall be EME’s existing independent directors.

105.                        “New Bylaws” means the bylaws, limited liability company agreement, partnership agreement, trust agreement, or functionally equivalent document, as applicable, of Reorganized EME, in form and substance acceptable to the Committee and Supporting Noteholders.  The form of the New Bylaws shall be included in the Plan Supplement.

106.                        “New Certificate of Formation” means the certificate of incorporation or formation or functionally equivalent document as applicable, of Reorganized EME, which certificate or document, as applicable, shall be included in the Plan Supplement and be in form and substance acceptable to EME, the Committee, and the Supporting Noteholders.

107.                        “New Corporate Governance Documents” means, as applicable, (a) the New Certificate of Formation, (b) the New Bylaws, and (c) any other organizational or governance documents of Reorganized EME.  The New Corporate Governance Documents shall be in form and substance acceptable to the Debtors, Committee, and Supporting Noteholders.

108.                        “New Interests” means the common stock, limited liability company interests, or other equity interests or economic interest, as the case may be, in Reorganized EME.

109.                        “Non-Debtor Subsidiaries” means all direct and indirect subsidiaries of any Debtor that is not a Debtor in the Chapter 11 Cases.

110.                        “Noteholder Group” refers to certain Holders of the EME Senior Notes Claims (including the Supporting Noteholders, in such capacity) represented by Ropes & Gray LLP and Houlihan Lokey Capital, Inc.

111.                        “Notice, Claims, and Solicitation Agent” means GCG, Inc., in its capacity as notice, claims, and solicitation agent for the Debtors.

112.                        “Original Petition Date” means December 17, 2012, the date on which each Debtor other than Edison Mission Finance Co., EMEHC, and Homer City Property Holdings, Inc. commenced their respective Chapter 11 Cases in the Bankruptcy Court.

113.                        “Other Priority Claim” means any Claim against any of the Debtors described in section 507(a) of the Bankruptcy Code to the extent such Claim has not already been paid during the Chapter 11 Cases, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; or (c) an Assumed Liability.

114.                        “Parent” means NRG Energy, Inc.

115.                        “PBGC” means the Pension Benefit Guaranty Corporation.

116.                        “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

117.                        “Petition Date” means the Original Petition Date or the Homer City Petition Date, as applicable.

118.                        “Plan” means this Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, as the same may be amended, supplemented, or modified from time to time with the reasonable consent of the Purchaser Parties, the Committee, the Supporting Noteholders, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties, including the Plan Supplement, which is incorporated herein by reference and made part of the Plan as if set forth herein.

119.                        “Plan Administrator” means Reorganized EME or any Entity appointed by Reorganized EME.

120.                        “Plan Sponsor Agreement” means that certain Plan Sponsor Agreement, dated as of October 18, 2013, between the Purchaser Parties, EME, the Debtor Subsidiaries, the PoJo Parties, the Committee, and the Supporting Noteholders.

121.                        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed not later than ten days prior to the Voting Deadline, as amended, supplemented, or modified from time to time in accordance with the terms of the Plan, the Purchase Agreement, the Plan Support Agreement, the Bankruptcy Code, and the Bankruptcy Rules, including:  (a) to the extent known, the identity of the members of the New Board and the nature and compensation for any member of the New Board who is an “insider” under section 101(31) of the Bankruptcy Code; (b) the Schedule of Assumed Executory Contracts and Unexpired Leases; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) the applicable New Corporate Governance Documents; (e) the Purchase Agreement; (f) a schedule identifying the EME Retained Causes of Action; (g) a schedule identifying the Purchaser Retained Causes of Action; (h) the Schedule of Eligible Employees; (i) the amount of the Disputed Claims Reserve Amount; (j) the calculation of the Agreed PoJo Cure Amount; (k) a summary of the Wind Down Budget, subject to appropriate confidentiality protections; and (l) any identification and tax information that will be requested of recipients of New Interests under ARTICLE VI.F.2 of the Plan.  Except as specifically provided otherwise in the Plan, each document, schedule, and exhibit included in the Plan Supplement shall be reasonably acceptable to the Purchaser Parties, the Committee, the Supporting Noteholders, and (solely with respect to any document, schedule, or exhibit that affects the rights of the PoJo Parties) the PoJo Parties.

122.                        “PoJo EME Guarantee” means, collectively:  (a) that certain guaranty agreement dated August 17, 2000, between EME and Nesbitt Asset Recovery Series P-1 (f/k/a Powerton Trust I); (b) that certain guaranty agreement dated August 17, 2000, between EME and Powerton Trust II; (c) that certain guaranty agreement dated August 17, 2000, between EME and Nesbitt Asset Recovery Series J-1 (f/k/a Joliet Trust I); and (d) that certain guaranty agreement dated August 17, 2000, between EME and Joliet Trust II.

123.                        “PoJo EME Guarantees” means (a) each PoJo EME Guarantee, (b) the PoJo EME Reimbursement Agreement, and (c) each PoJo EME OP Guarantee, which shall each be released, extinguished, and of no further force and effect on the Effective Date pursuant to the Plan.

124.                        “PoJo EME OP Guarantee” means, collectively, (a) that certain guaranty agreement dated as of August 17, 2000 between EME, Nesbitt Asset Recovery LLC, Series P-1 (f/k/a Powerton Generation I, LLC) and Nesbit Asset Recovery (f/k/a PSEGR Midwest, LLC); (b) that certain guaranty agreement dated as of August 17, 2000 between EME, Powerton Generation II, LLC and Associates Capital Investment, L.L.C.; (c) that certain guaranty agreement dated as of August 17, 2000 between EME, Nesbitt Asset Recovery LLC, Series J-1 (f/k/a Joliet Generation I, LLC) and Nesbit Asset Recovery (f/k/a PSEGR Midwest, LLC); and (d) that certain guaranty agreement dated as of August 17, 2000 between EME, Joliet Generation II, LLC and Associates Capital Investment, L.L.C.

125.                        “PoJo EME Reimbursement Agreement” means, collectively, (a) that certain reimbursement agreement dated August 17, 2000 between EME and MWG; and (b) that certain reimbursement agreement dated October 26, 2001 between EME and MWG.

126.                        “PoJo Equity Investors” means each of the following, in each case in its capacity as an equity investor under the PoJo Leases and Documents:  (a) Nesbitt Asset Recovery, LLC; and (b) Associates Capital Investments, L.L.C.

127.                        “PoJo Leases and Documents” means the “Operative Documents,” as defined under each of: (a) that certain Participation Agreement (T1), dated as of August 17, 2000, between MWG, Nesbitt Asset Recovery Series P-1 (f/k/a Powerton Trust I) (as owner lessor), U.S. Bank Trust, National Association (as successor owner trustee), Nesbitt Asset Recovery, LLC Series P-1 (f/k/a Powerton Generation I, LLC) (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee); (b) that certain Participation Agreement (T1), dated as of August 17, 2000, between MWG, Nesbitt Asset Recovery Series J-1 (f/k/a Joliet Trust I) (as owner lessor), U.S. Bank Trust, National Association (as owner trustee), Nesbitt Asset Recovery, LLC Series J-1 (f/k/a Joliet Generation I, LLC) (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee); (c) that certain Participation Agreement (T2), dated as of August 17, 2000, between MWG, Powerton Trust II (as owner lessor), Wilmington Trust Company (as owner trustee), Powerton Generation II, LLC (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee); and (d) that certain Participation Agreement (T2), dated as of August 17, 2000, between MWG, Joliet Trust II (as owner lessor), Wilmington Trust Company (as owner trustee), Joliet Generation II, LLC (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee).

128.                        “PoJo Lease Modifications” means the modifications to the PoJo Leases and Documents pursuant to which MWG shall assume the PoJo Leases and Documents on the Effective Date, as further described in Section 9.4(b) of the Purchase Agreement and acceptable to the PoJo Parties.

129.                        “PoJo Owner Lessors” means each of the following, in each case in its capacity as an owner lessor under the PoJo Leases and Documents:  (a) Nesbitt Asset Recovery Series P-1 (f/k/a Powerton Trust I); (b) Nesbitt Asset Recovery Series J-1 (f/k/a Joliet Trust I); (c) Powerton Trust II; and (d) Joliet Trust II.

130.                        “PoJo Owner Participants” means each of the following, in each case in its capacity as an owner participant under the PoJo Leases and Documents:  (a) Nesbitt Asset Recovery, LLC Series P-1 (f/k/a Powerton Generation I, LLC); (b) Nesbitt Asset Recovery, LLC Series J-1 (f/k/a Joliet Generation I, LLC); (c) Powerton Generation II, LLC; and (d) Joliet Generation II, LLC.

131.                        “PoJo Parties” means each of the following:  (a) the PoJo Owner Lessors; (b) the PoJo Owner Participants; (c) the PoJo Equity Investors; (d) U.S. Bank Trust, National Association (as successor owner trustee); (e) Wilmington Trust Company (as owner Trustee); and (f) The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee).

132.                        “PoJo Pass Through Certificates” means those certain 8.56% Series B Pass Through Certificates, issued in the original principal amount of $813,500,000 pursuant to the Pass Through Trust Agreement.

133.                        “PoJo Pass Through Trust Agreement” means that certain Pass Through Trust Agreement B, dated as of August 17, 2000, between MWG and The Bank of New York Mellon (as successor pass-through trustee).

134.                        “PoJo Restructuring Fees” means, as of the Effective Date, any then unpaid fees and out-of-pocket expenses of the attorneys and any then unpaid fees, transaction fees, and reasonable and documented out-of-pocket expenses of the financial advisors to the PoJo Parties.

135.                        “PoJo Tax Indemnity Agreements” means (a) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Nesbitt Asset Recovery, LLC Series P-1 (f/k/a Powerton Generation I, LLC) and EME; (b) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Nesbitt Asset Recovery, LLC Series J-1 (f/k/a Joliet Generation I, LLC) and EME; (c) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Powerton Generation II, LLC and EME; and (d) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Joliet Generation II, LLC and EME.

136.                        “Post-Effective-Date Debtor Subsidiaries” means the Debtor Subsidiaries, each as reorganized pursuant to and under the Plan, each of which is an Acquired Company, or any successor thereto, by merger, consolidation, or otherwise.

137.                        “Post-Effective-Date EME Matters” means the process commencing on the Effective Date to (a) liquidate, settle, compromise, or resolve any of the following, each of which shall vest in Reorganized EME on the Effective Date unless otherwise provided by the Plan or the Purchase Agreement:  (i) all Excluded Assets and; (ii) all EIX Litigation Claims, rights under contracts with the EIX Litigation Parties (including any tax sharing agreements between EME and its affiliates other than the Debtor Subsidiaries and the Non-Debtor Subsidiaries), and other obligations of, or associated with, the EIX Litigation Parties, including any receivables from EIX, shared services, tax sharing payments, and insurance policies and offsets related thereto; (b) to liquidate, compromise, settle or resolve Excluded Liabilities of the Debtors that are not compromised, settled, resolved, released, discharged, or enjoined pursuant to the Plan; (c) unless liquidated, settled, compromised, or resolved pursuant to clause (a), prosecute the EIX Litigation Claims; (d) liquidate, settle, compromise, or resolve any Claims against or assets held by the Homer City Debtors; and (e) take any other or further action, as determined by the New Board to be necessary or appropriate.

138.                        “Post-Effective-Date Homer City Debtors” means the Homer City Debtors, each as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise.

139.                        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code other than an Assumed Liability.

140.                        “Pro Rata” means the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion to the aggregate amount that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

141.                        “Professional” means an Entity:  (a) retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

142.                        “Professional Fee Escrow” means an interest-bearing account, which shall be funded exclusively from the Sale Proceeds, to hold and maintain an amount of Cash equal to the Professional Fee Escrow Amount funded by the Debtors on the Effective Date solely for the purpose of paying all Allowed and unpaid Accrued Professional Compensation Claims.

143.                        “Professional Fee Escrow Amount” means the amount of Cash transferred by the Debtors, with the consent of the Committee and Supporting Noteholders, to the Professional Fee Escrow to pay Accrued Professional Compensation Claims.

144.                        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

145.                        “Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 18, 2013, between the Purchaser Parties and EME, together with all exhibits, schedules, and attachments thereto, as the same may be amended, supplemented, or modified.

146.                        “Purchaser” means NRG Energy Holdings Inc.

147.                        “Purchaser Parties” means the Purchaser and the Parent.

148.                        “Purchaser Retained Causes of Action” means all Causes of Action other than (a) the EIX Litigation Claims and (b) any Avoidance Actions, which Purchaser Retained Causes of Action shall vest in Purchaser or the Post-Effective-Date Debtor Subsidiary, as applicable, and shall be identified in the Plan Supplement.

149.                        “Reinstated” means: (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest not Impaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:  (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default; (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensating the Holder of such Claim or Interest (other than the Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the Holder.

150.                        “Released Party” means, collectively:  (a) the Purchaser Parties and the Acquired Companies; (b) the members of the Noteholder Group, generally, and the Supporting Noteholders, in such capacity; (c) the EME Senior Notes Indenture Trustee; (d) the Committee and the Committee Members; (e) the PoJo Parties; and (f) with respect to the foregoing entities in clauses (a) through (e), their respective current and former affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and, solely with respect to the Purchaser Parties, the Acquired Companies, and the Supporting Noteholders, their permitted assigns; and (g) the Debtors’ and Non-Debtors Subsidiaries’ respective current officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals of the Debtors and Non-Debtor Subsidiaries that served in such capacities during the Chapter 11 Cases; provided that no EIX Litigation Party shall constitute a Released Party.

151.                        “Releasing Parties” means, collectively:  (a) the EME Senior Notes Indenture Trustee; (b) the Supporting Noteholders; (c) the Committee and the Committee Members; (d) the PoJo Parties; and (e) without limiting the foregoing clauses (a), (b), (c), and (d), each Holder of a Claim against or Interest in the Debtors who does not opt out of the Plan’s release provisions with respect to the Released Parties pursuant to an election contained on the relevant Ballot.

152.                        “Reorganized EME” means EME as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, including, without limitation, a new limited liability company that may be formed or caused to be formed by the Debtors to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors that are not acquired by the Purchaser or retained by the Acquired Companies in the Sale Transaction and issue the New Interests to be distributed or sold pursuant to the Plan.

153.                        “Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code to occur on or before the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and Purchase Agreement, including (a) the execution and delivery of appropriate agreements or other documents of merger, sale, consolidation, equity issuance, certificates of incorporation, operating agreements, bylaws, or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of sale, equity issuance, transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; and (c) if implemented pursuant to the Plan, all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors, which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (d) all other actions that the Debtors determine are necessary or appropriate.

154.                        “Sale Proceeds” means the Cash and stock proceeds of the Sale Transaction payable to EME by the Purchaser upon the closing under the Purchase Agreement and Plan.

155.                        “Sale Transaction” means that certain transaction between EME and the Purchaser Parties as set forth in the Purchase Agreement.

156.                        “SCE” means Southern California Edison Company, a California corporation, and all of its direct and indirect subsidiaries.

157.                        “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, including any Cure Costs related thereto, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

158.                        “Schedule of Eligible Employees” means the updated schedule of Eligible Employees (as defined under the Purchase Agreement) to be provided to the Purchaser, which schedule shall be filed with the Plan Supplement.

159.                        “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

160.                        “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

161.                        “Secured” means when referring to a Claim:  (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

162.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, as amended, or any similar federal, state, or local law.

163.                        “Shared Services Extension Order” means the Order Authorizing Extension of Intercompany and Shared Services Arrangements and Other Benefit Plans [Docket No. 1563], entered by the Bankruptcy Court on November 7, 2013, authorizing the Debtors to, among other things, implement the EME Severance Plan and continue performing obligations related to certain shared services provided by EIX.

164.                        “Subordinated Claim” means any Claim that is subject to contractual, legal, and/or equitable subordination, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.

165.                        “Supporting Noteholders” means the Holders of EME Senior Notes Claims that have signed the Plan Sponsor Agreement or otherwise agreed to be bound by its terms by the Voting Record Date.

166.                        “Supporting Noteholder Fees” means, as of the Effective Date, (a) all accrued and unpaid reasonable, actual, and documented fees and expenses of Ropes & Gray LLP and Schiff Hardin LLP payable pursuant to the R&G Agreement, as defined in and assumed by the Debtors pursuant to the Order Authorizing Debtors to Pay Fees and Expenses of Counsel to the Informal Committee of Edison Mission Energy Unsecured Noteholders, entered on January 18, 2013 [Docket No. 317]; and (b) all accrued and unpaid fees and expenses of Houlihan Lokey Capital, Inc., including, without limitation, any applicable transaction or completion fees due Houlihan Lokey Capital, Inc. pursuant to the terms of that certain letter agreement, dated as of May 7, 2012, between EME, Houlihan Lokey Capital, Inc., and Ropes & Gray LLP.

167.                        “Taxing Authority” means any governmental authority exercising any authority to impose, regulate, levy, asses, or administer the imposition of any tax.

168.                        “Unexpired Lease” means an unexpired lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

169.                        “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

170.                        “U.S. Trustee” means the United States Trustee for the Northern District of Illinois.

171.                        “U.S. Trustee Fees” means fees arising under section 1930(a)(6) of the Judicial Code and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

172.                        “Wind Down Budget” means the budget, which shall be satisfactory in form and substance to the Debtors, the Committee, and the Supporting Noteholders, to fund the Post-Effective-Date EME Matters.  The Wind Down Budget shall be subject to appropriate confidentiality protections.

173.                        “Viento II Pledge Agreement” means EME’s pledge of equity interests in Non-Debtor Subsidiary Viento Funding II, Inc. to support certain borrowings of Non-Debtor Subsidiary Viento II Funding, Inc.

174.                        “Voting Deadline” means 5:00 p.m., prevailing Central Time, on January 29, 2014.

175.                        “Voting Record Date” means 10:00 a.m., prevailing Central Time, on December 16, 2013.

176.                        “Voting Report” means the [•], filed by the Notice, Claims, and Solicitation Agent on [•], 2014 [Docket No. •].

B.                                     Rules of Interpretation

For purposes herein:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) except as otherwise provided, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the terms of the Plan; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan or hereto; (e) unless otherwise stated, the words “herein,” “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (j) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (k) any effectuating provisions may be interpreted by Reorganized EME in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control; and (l) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.                                    Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D.                                    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters shall be governed by the laws of the state of incorporation or formation, of the applicable Entity.  To the extent a rule of law or procedure is supplied by federal bankruptcy law, the Bankruptcy Code, the Bankruptcy Rules, and the decisions and standards of the United States Supreme Court, the United States Court of Appeals for the Seventh Circuit, the United States District Court for the Northern District of Illinois, and the Bankruptcy Court, as applicable, shall govern and control.

E.                                     Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

ARTICLE II.
ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.                                     Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim will receive in exchange for full and final satisfaction, compromise, settlement, release, and discharge of its Administrative Claim, the following applicable treatment:

1.                                      for Administrative Claims that are Assumed Liabilities, payment from the Purchaser pursuant to the terms of the Purchase Agreement of an amount of Cash equal to the amount of such Allowed Administrative Claim (a) on the Effective Date, (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims and without any further notice to or action, order, or approval of the Bankruptcy Court; or

2.                                      for Administrative Claims that are not Assumed Liabilities, payment of an amount of Cash equal to the amount of such Allowed Administrative Claim (a) on the Effective Date, (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims and without any further notice to or action, order, or approval of the Bankruptcy Court.

Unless previously Filed, requests for payment of Administrative Claims (including Accrued Professional Compensation Claims) must be Filed and served on the Debtors no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims by the Administrative Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date.

B.                                     Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

C.                                    Accrued Professional Compensation Claims

1.                                      Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow.  The Debtors shall fund the Professional Fee Escrow, exclusively from the Sale Proceeds, with Cash equal to the Professional Fee Escrow Amount.  The Professional Fee Escrow shall be funded no later than the Effective Date and maintained in trust for the Professionals and shall not be considered property of the Debtors’ Estates; provided, however, that Reorganized EME shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow over the aggregate Allowed Accrued Professional Compensation Claims to be paid from the Professional Fee Escrow.

2.                                      Final Fee Applications and Payment of Accrued Professional Compensation Claims

All final requests for payment of Accrued Professional Compensation Claims incurred during the period from the Petition Date through the Confirmation Date, shall be Filed no later than 30 days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Bankruptcy Court orders, the Allowed amounts of such Accrued Professional Compensation Claims shall be determined by the Bankruptcy Court.  The amount of Accrued Professional Compensation Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by a Final Order.  To the extent that funds held in the Professional Fee Escrow are unable to satisfy the amount of Accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with ARTICLE II.A of the Plan.  After all Accrued Professional Compensation Claims have been paid in full, the Final Order allowing such Accrued Professional Compensation Claims shall direct the escrow agent to return any excess amounts to Reorganized EME.

3.                                      Estimation of Fees and Expenses

To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate their Accrued Professional Compensation Claims before and as of the Confirmation Date and shall deliver such estimate to the Debtors, the Committee, and the Supporting Noteholders no later than ten days prior to the Effective Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates.  If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional.  The total amount so estimated shall be utilized by the Debtors, the Committee, and the Supporting Noteholders to determine the Professional Fee Escrow Amount.

4.                                      Post-Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors or the Committee.  Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, in consultation with the Committee and Supporting Noteholders, may employ and pay any Professional or Ordinary Course Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

D.                                    U.S. Trustee Statutory Fees

Each Debtor shall pay all of its respective U.S. Trustee Fees for each quarter (including any fraction thereof) until such Debtor’s Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

E.                                     Treatment of Certain Claims

Notwithstanding anything to the contrary herein, the failure to object to Confirmation of this Plan by a Holder of an Allowed Administrative Expense Claim (other than the Holder of an Allowed Accrued Professional Compensation Claim), Allowed Priority Tax Claim, or Allowed Other Priority Claim against any Homer City Debtor shall be deemed to be such Holder’s agreement to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this ARTICLE III of the Plan.

A.                                     Summary of Classification

A Claim or Interest is classified in a particular Class pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  Except as provided below, the Plan shall apply as a separate Plan for each of the Debtors.  A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date.  If substantive consolidation is ordered pursuant to ARTICLE IV.R of the Plan, each Class with respect to the Debtor Subsidiaries and Homer City Debtors shall vote as set forth in Article III of the Plan.  If substantive consolidation is not ordered, each Class of Claims against or Interests in the Debtor Subsidiaries or the Homer City Debtors shall be deemed to constitute separate sub-Classes of Claims against and Interests in each of the Debtor Subsidiaries or the Homer City Debtors, as applicable, and each such sub-Class shall vote as a single separate Class for each of the Debtor Subsidiaries or the Homer City Debtors, as applicable, and the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each of the Debtor Subsidiaries or the Homer City Debtors.  The Debtors reserve the right to withdraw the Plan, after consultation with the Committee, the Supporting Noteholders, the Purchaser, and the PoJo Parties, with respect to one or more Debtors while seeking Confirmation or approval of the Plan with respect to all other Debtors; provided that the Debtors may not withdraw the Plan with respect to MWG while seeking Confirmation or approval of the Plan with respect to EME.

1.                                      Summary of Classification for EME

The classification of Claims against and Interests in EME pursuant to the Plan is set forth below.  The classification of Claims and Interests set forth herein shall apply only to Claims against and Interests in EME.

Class	Claims and Interests	Status	Voting Rights
A1	Other Priority Claims against EME	Unimpaired	Not Entitled to Vote (Presumed to Accept)
A2	Secured Claims against EME	Unimpaired	Not Entitled to Vote (Presumed to Accept)
A3	General Unsecured Claims against EME (Assumed Liabilities)	Impaired	Entitled to Vote
A4	General Unsecured Claims against EME (Not Assumed Liabilities)	Impaired	Entitled to Vote
A5	Joint-Liability General Unsecured Claims against EME	Impaired	Entitled to Vote
A6	Intercompany Claims against EME	Impaired	Not Entitled to Vote (Deemed to Reject)
A7	Subordinated Claims against EME	Impaired	Not Entitled to Vote (Deemed to Reject)
A8	EME Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

2.                                      Summary of Classification for Debtor Subsidiaries

The classification of Claims against and Interests in the Debtor Subsidiaries pursuant to the Plan is set forth below.  The classification of Claims and Interests set forth herein shall apply only to Claims against and Interests in the Debtor Subsidiaries.

Class	Claims and Interests	Status	Voting Rights
B1	Other Priority Claims against Debtor Subsidiaries	Unimpaired	Not Entitled to Vote (Presumed to Accept)
B2	Secured Claims against Debtor Subsidiaries	Unimpaired	Not Entitled to Vote (Presumed to Accept)
B3	General Unsecured Claims against Debtor Subsidiaries	Impaired	Entitled to Vote
B4	Intercompany Claims against Debtor Subsidiaries	Impaired	Not Entitled to Vote (Deemed to Reject)
B5	Subordinated Claims against Debtor Subsidiaries	Impaired	Not Entitled to Vote (Deemed to Reject)

Class	Claims and Interests	Status	Voting Rights
B6	Intercompany Interests in Debtor Subsidiaries	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3.                                      Summary of Classification for Homer City Debtors

The classification of Claims against and Interests in the Homer City Debtors pursuant to the Plan is set forth below.  The classification of Claims and Interests set forth herein shall apply only to Claims against and Interests in the Homer City Debtors.

Class	Claims and Interests	Status	Voting Rights
C1	Other Priority Claims against Homer City Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
C2	Secured Claims against Homer City Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
C3	General Unsecured Claims against Homer City Debtors	Impaired	Entitled to Vote
C4	Intercompany Claims against Homer City Debtors	Impaired	Entitled to Vote
C5	Subordinated Claims against Homer City Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)
C6	Intercompany Interests in Homer City Debtors	Impaired	Entitled to Vote

B.                                     Treatment of Claims Against and Interests in EME

1.                                      Class A1—Other Priority Claims against EME

(a)                                 Classification:  Class A1 consists of all Other Priority Claims against EME.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class A1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A1 Claim, each such Holder shall receive payment in full in Cash on the later of the Effective Date and the date such Class A1 Claim becomes an Allowed Class A1 Claim or as soon as reasonably practicable thereafter.

(c)                                  Voting:  Class A1 is Unimpaired.  Holders of Claims in Class A1 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

2.                                      Class A2—Secured Claims against EME

(a)                                 Classification:  Class A2 consists of all Secured Claims against EME.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class A2 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A2 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class A2 Claim becomes an Allowed Class A2 Claim, and the date or dates on which such Allowed Class A2 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter:

(i)                                     for Class A2 Claims that are Assumed Liabilities, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement; or

(ii)                                  for Class A2 Claims that are not Assumed Liabilities, (A) payment in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code or, if payment is not then due on the Effective Date, in accordance with the payment terms of any applicable agreement, or (B) other treatment that is not inconsistent with the Purchase Agreement.

(c)                                  Voting:  Class A2 is Unimpaired.  Holders of Claims in Class A2 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

3.                                      Class A3—General Unsecured Claims against EME (Assumed Liabilities)

(a)                                 Classification:  Class A3 consists of all General Unsecured Claims against EME that are Assumed Liabilities.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class A3 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A3 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class A3 Claim becomes an Allowed Class A3 Claim, and the date or dates on which such Allowed Class A3 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement.

(c)                                  Voting:  Class A3 is Impaired.  Holders of Claims in Class A3 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

4.                                      Class A4—General Unsecured Claims against EME (Not Assumed Liabilities)

(a)                                 Classification:  Class A4 consists of all General Unsecured Claims against EME that are not Assumed Liabilities.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class A4 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A4 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class A4 Claim becomes an Allowed Class A4 Claim, and the date or dates on which such Allowed Class A4 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter:

(i)                                     a Pro Rata distribution of the Net Sale Proceeds; and

(ii)                                  a Pro Rata distribution of the New Interests.

(c)                                  Voting:  Class A4 is Impaired.  Holders of Claims in Class A4 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

5.                                      Class A5—Joint-Liability General Unsecured Claims against EME

(a)                                 Classification:  Class A5 consists of all General Unsecured Claims against a Debtor Subsidiary that is an Excluded Liability for which EME is also liable under any theory (including, without limitation, joint and several liability, joint liability, agency, control liability, and other similar theories).

(b)                                 Allowance:  Class A5 Claims shall not be Allowed against, or receive any distribution on account of such Class A5 Claim from, any applicable Debtor Subsidiary, but instead shall only receive a distribution on account of such Class A5 Claim against EME, if and only to the extent such Class A5 Claim has been Allowed against EME.

(c)                                  Treatment:  Except to the extent that a Holder of an Allowed Class A5 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A5 Claim, each such Holder shall receive the following treatment on the later of the Effective Date and the date such Class A5 Claim becomes an Allowed Class A5 Claim or as soon as reasonably practicable thereafter:

(i)                                     a Pro Rata distribution of the Net Sale Proceeds; and

(ii)                                  a Pro Rata distribution of the New Interests;

(d)                                 Voting:  Class A5 is Impaired.  Holders of Claims in Class A5 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

6.                                      Class A6—Intercompany Claims against EME

(a)                                 Classification:  Class A6 consists of all Intercompany Claims against EME.

(b)                                 Treatment:  Allowed Class A6 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Class A6 Claims will not receive any distribution on account of such Allowed Class A6 Claims.

(c)                                  Voting:  Class A6 is Impaired.  Holders of Claims in Class A6 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

7.                                      Class A7—Subordinated Claims against EME

(a)                                 Classification:  Class A7 consists of all Subordinated Claims against EME.

(b)                                 Treatment:  Class A7 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Class A7 Claims will not receive any distribution on account of such Claims.

(c)                                  Voting:  Class A7 is Impaired.  Holders of Claims in Class A7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

8.                                      Class A8—EME Interests

(a)                                 Classification:  Class A8 consists of all EME Interests.

(b)                                 Treatment:  EME Interests will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of EME Interests will not receive any distribution on account of such Interests; provided that Reorganized EME may, in its sole and absolute discretion, take any step that it determines is reasonably necessary to preserve EME’s tax attributes and maximize the value of the Estates, including, without limitation, altering the treatment of EME Interests.

(c)                                  Voting:  Class A8 is Impaired.  Holders of Interests in Class A8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

C.                                    Treatment of Claims against and Interests in Debtor Subsidiaries

1.                                      Class B1—Other Priority Claims against Debtor Subsidiaries

(a)                                 Classification:  Class B1 consists of all Other Priority Claims against Debtor Subsidiaries.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class B1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class B1 Claim, each such Holder shall receive payment in full in Cash on the later of the Effective Date and the date such Class B1 Claim becomes an Allowed Class B1 Claim or as soon as reasonably practicable thereafter.

(c)                                  Voting:  Class B1 is Unimpaired.  Holders of Claims in Class B1 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

2.                                      Class B2—Secured Claims against Debtor Subsidiaries

(a)                                 Classification:  Class B2 consists of all Secured Claims against Debtor Subsidiaries.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class B2 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class B2 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class B2 Claim becomes an Allowed Class B2 Claim, and the date or dates on which such Allowed Class B2 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as practicable thereafter:

(i)                                     for Class B2 Claims that are Assumed Liabilities, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement; or

(ii)                                  for Class B2 Claims that are not Assumed Liabilities, (A) payment in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code or, if payment is not then due on the Effective Date, in accordance with the payment terms of any applicable agreement; or (B) other treatment such that the Allowed Class B2 Claim shall be rendered Unimpaired; provided that such treatment is not inconsistent with the Purchase Agreement.

(c)                                  Voting:  Class B2 is Unimpaired.  Holders of Claims in Class B2 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

3.                                      Class B3—General Unsecured Claims against Debtor Subsidiaries

(a)                                 Classification:  Class B3 consists of all General Unsecured Claims against Debtor Subsidiaries.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class B3 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class B3 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class B3 Claim becomes an Allowed Class B3 Claim, and the date or dates on which such Allowed Class B3 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter:

(i)                                     for Class B3 Claims that are Assumed Liabilities, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement; or

(ii)                                  for Class B3 Claims that are not Assumed Liabilities, payment of principal in full in Cash.

(c)                                  Voting:  Class B3 is Impaired.  Holders of Claims in Class B3 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

4.                                      Class B4—Intercompany Claims against Debtor Subsidiaries

(a)                                 Classification:  Class B4 consists of all Intercompany Claims against Debtor Subsidiaries.

(b)                                 Treatment:  Except as otherwise agreed by the applicable Debtor Subsidiary and the Purchaser, Allowed Class B4 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Class B4 Claims will not receive any distribution on account of such Allowed Class B4 Claims.

(c)                                  Voting:  Class B4 is Impaired.  Holders of Claims in Class B4 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

5.                                      Class B5—Subordinated Claims against Debtor Subsidiaries

(a)                                 Classification:  Class B5 consists of all Subordinated Claims against Debtor Subsidiaries.

(b)                                 Treatment:  Class B5 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Class B5 Claims will not receive any distribution on account of such Claims.

(c)                                  Voting:  Class B5 is Impaired.  Holders of Claims in Class B5 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

6.                                      Class B6—Intercompany Interests in Debtor Subsidiaries

(a)                                 Classification:  Class B6 consists of all Intercompany Interests in Debtor Subsidiaries.

(b)                                 Treatment:  Intercompany Interests in Debtor Subsidiaries will be Reinstated as of the Effective Date.

(c)                                  Voting:  Class B6 is Unimpaired.  Holders of Interests in Class B6 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

D.                                    Treatment of Claims against and Interests in Homer City Debtors

1.                                      Class C1—Other Priority Claims against Homer City Debtors

(a)                                 Classification:  Class C1 consists of all Other Priority Claims against Homer City Debtors.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class C1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C1 Claim, each such Holder shall receive payment in full in Cash on the later of the Effective Date and the date such Class C3 Claim becomes an Allowed Class C1 Claim or as soon as reasonably practicable thereafter.

(c)                                  Voting:  Class C1 is Unimpaired.  Holders of Claims in Class C1 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

2.                                      Class C2—Secured Claims against Homer City Debtors

(a)                                 Classification:  Class C2 consists of all Secured Claims against Homer City Debtors.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class C2 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C2 Claim, each such Holder shall receive the following treatment on the later of the Effective Date and the date such Class C2 Claim becomes an Allowed Class C2 Claim or as soon as reasonably practicable thereafter:

(i)                                     payment in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code or, if payment is not then due on the Effective Date, in accordance with the payment terms of any applicable agreement; or

(ii)                                  other treatment such that the Allowed Class C2 Claim shall be rendered Unimpaired.

(c)                                  Voting:  Class C2 is Unimpaired.  Holders of Claims in Class C2 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

3.                                      Class C3—General Unsecured Claims against Homer City Debtors

(a)                                 Classification:  Class C3 consists of all General Unsecured Claims against Homer City Debtors.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class C3 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C3 Claim, each such Holder shall receive a Pro Rata distribution of the Homer City Wind Down Proceeds for the applicable Homer City Debtor, subject to the Homer City Waterfall, on the later of the Effective Date and the date such Class C3 Claim becomes an Allowed Class C3 Claim.

(c)                                  Voting:  Class C3 is Impaired.  Holders of Claims in Class C3 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

4.                                     Class C4—Intercompany Claims against Homer City Debtors

(a)                                 Classification:  Class C4 consists of all Intercompany Claims of EME or any of the Homer City Debtors against any of the Homer City Debtors.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Class C4 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C4 Claim, each such Holder shall receive a Pro Rata distribution of the Homer City Wind Down Proceeds for the applicable Homer City Debtor, subject to the Homer City Waterfall, on the later of the Effective Date and the date such Class C4 Claim becomes an Allowed Class C4 Claim.

(c)                                  Voting:  Class C4 is Impaired.  Holders of Claims in Class C4 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

5.                                      Class C5—Subordinated Claims against Homer City Debtors

(a)                                 Classification:  Class C5 consists of all Subordinated Claims against Homer City Debtors.

(b)                                 Treatment:  Class C5 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Class C5 Claims will not receive any distribution on account of such Claims.

(c)                                  Voting:  Class C5 is Impaired.  Holders of Claims in Class C5 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

6.                                      Class C6—Intercompany Interests in the Homer City Debtors

(a)                                 Classification:  Class C6 consists of all Intercompany Interests in the Homer City Debtors.

(b)                                 Treatment:  Class C6 Interests will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and EME will receive a distribution (if at all) on account of such Interests subject to the Homer City Waterfall.

(c)                                  Voting:  Class C6 is Impaired.  Holders of Interests in Class C6 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

E.                                     Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.  Unless otherwise Allowed, Unimpaired Claims shall remain Disputed Claims under the Plan.

F.                                     Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

G.                                    Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class.

H.                                    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors reserve the right, in consultation with the Purchaser, the Committee, the Supporting Noteholders, and the PoJo Parties, to seek Confirmation for the applicable Debtors pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

I.                                         Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

J.                                       Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                     Restructuring Transactions

On or before the Effective Date or as soon as reasonably practicable thereafter, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, the Non-Debtor Subsidiaries, and the Purchaser Parties may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan and the Purchase Agreement, including, without limitation:  (1) the execution and delivery of all appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (4) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (5) the consummation of the transactions contemplated by the Purchase Agreement; (6) the issuance of the New Interests and the execution of all documents related thereto; (7) the consummation of the Post-Effective-Date EME Matters; (8) MWG’s assumption of the PoJo Leases and Documents, subject to the PoJo Lease Modifications; and (9) the payment by EME of the Agreed PoJo Cure Amount and PoJo Restructuring Fees.  The Debtors shall consult with the Committee and the Supporting Noteholders regarding any material Restructuring Transaction other than those specifically described or provided for in the Plan.

B.                                     Sale Transaction

On the Effective Date, the Debtors, the Non-Debtor Subsidiaries, and the Purchaser Parties shall be authorized to consummate the Sale Transaction pursuant to the terms of the Purchase Agreement and Confirmation Order.  On and after the Effective Date, except as otherwise provided in the Plan, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Non-Debtor Subsidiaries, and the Purchaser Parties, as applicable, may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, EME Retained Causes of Action, or Purchaser Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided that any Claims against the Debtors as of the Effective Date shall be settled, compromised, withdrawn, or litigated to judgment as set forth in ARTICLE VII of the Plan; provided, further, that (1) prior to the Effective Date, the Debtors shall seek Bankruptcy Court approval of any settlement of the EIX Litigation Claims, and (2) on and after the Effective Date, subject to any confidentiality restrictions, Reorganized EME shall provide notice of any settlement of the EIX Litigation Claims to Holders of New Interests to the extent reasonably practicable.

C.                                    Sources of Plan Consideration

All amounts necessary for the Debtors, Reorganized EME, the Purchaser, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Disbursing Agent, as applicable, to make payments or distributions pursuant hereto shall be obtained from the Cash of the Debtors, Sale Proceeds, New Interests, payments made directly by the Purchaser or any Post-Effective-Date Debtor Subsidiary on account of any Assumed Liabilities pursuant to the Purchase Agreement, and payments of Cure Costs (if any) made by the Purchaser pursuant to section 365 of the Bankruptcy Code, and proceeds of the Post-Effective-Date EME Matters.

For avoidance of doubt, all distributions on account of any Allowed Claim under this Plan shall be paid by Reorganized EME from the Sale Proceeds unless and to the extent such Allowed Claim is an Assumed Liability.  Unless otherwise agreed, distributions required by this Plan on account of Allowed Claims that are Assumed Liabilities shall be the sole responsibility of (1) the applicable Post-Effective-Date Debtor Subsidiary or (2) the Purchaser to the extent such Allowed Claim is allowed against EME.

1.                                      Payment of Sale Proceeds by the Purchaser

On the Effective Date, the Purchaser shall pay to EME the Sale Proceeds as and to the extent provided for in the Purchase Agreement.  Thereafter, the Net Sale Proceeds shall be distributed in accordance with ARTICLE III.B.3, Article III.B.4, and other applicable provisions of the Plan.

2.                                      Issuance and Distribution of New Interests

Any New Interests issued and distributed pursuant to the Plan shall be duly authorized, validly issued, and fully paid and non-assessable.  Each distribution and issuance referred to in ARTICLE VI of the Plan shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  The offering, issuance, and distribution of the New Interests shall be exempt from the registration and prospectus delivery requirements of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code, consistent with ARTICLE IV.K of the Plan.

3.                                      Assumed Liabilities

The Purchaser and the Post-Effective-Date Debtor Subsidiaries shall make all payments on account of any Assumed Liabilities pursuant to and in accordance with the Purchase Agreement.  Neither the Debtors, prior to the Effective Date, nor Reorganized EME, the Post-Effective-Date Debtor Subsidiaries (except in accordance with the Purchase Agreement), nor the Post-Effective-Date Homer City Debtors, as applicable, after the Effective Date, shall have any obligation to make any payment or other distribution on account of any Claims that are Assumed Liabilities.

4.                                      Payment of Cure Costs

On the Effective Date or as soon as reasonably practicable thereafter, the Purchaser or the Post-Effective-Date-Debtor Subsidiaries shall pay all Cure Costs, if any, pursuant to section 365 of the Bankruptcy Code and in accordance with the Purchase Agreement.  Neither the Debtors, prior to the Effective Date, nor Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, nor the Post-Effective-Date Homer City Debtors, as applicable, after the Effective Date, shall have any obligation to make any payment or other distribution on account of any Cure Costs.  Notwithstanding the foregoing, on the Effective Date, EME shall pay the Agreed PoJo Cure Amount and the PoJo Restructuring Fees in full in Cash.

D.                                    Post-Effective-Date EME Matters

On and after the Effective Date, Reorganized EME shall perform all actions related to the Post-Effective-Date EME Matters, including liquidating, settling, compromising, or resolving all EIX Litigation Claims, any and all contracts with the EIX Litigation Parties (including any tax sharing agreements between EME and its affiliates other than the Debtor Subsidiaries and the Non-Debtor Subsidiaries), and any other obligations of, or associated with, the EIX Litigation Parties, including any receivables from EIX, shared services, tax sharing payments, and insurance policies and offsets related thereto, in accordance with the Wind Down Budget; provided that (1) prior to the Effective Date, the Debtors shall seek Bankruptcy Court approval of any settlement of the EIX Litigation Claims, and (2) on and after the Effective Date, subject to any confidentiality restrictions, Reorganized EME shall provide notice of any settlement of the EIX Litigation Claims to Holders of New Interests to the extent reasonably practicable.

E.                                     Plan Administrator

On and after the Effective Date, unless specifically set forth to the contrary in the Plan, the Plan Administrator shall have the authority and right, without the need for Bankruptcy Court approval, to carry out and implement all provisions of the Plan, including liquidating, settling, compromising, or resolving all Claims, any and all contracts, and any other obligations of, or associated with, the Debtors.  For the avoidance of doubt, (1) prior to the Effective Date, the Debtors shall seek Bankruptcy Court approval of any settlement of the EIX Litigation Claims, and (2) on and after the Effective Date, subject to any confidentiality restrictions, Reorganized EME shall provide notice of any settlement of the EIX Litigation Claims to Holders of New Interests to the extent reasonably practicable

F.                                     Disputed Claims Reserve

On the Effective Date (or as soon thereafter as is reasonably practicable), Reorganized EME shall deposit in the Disputed Claims Reserve the Disputed Claims Reserve Amount.  For the avoidance of doubt, there shall be no reserve required for Claims against the Debtors to the extent such Claims are Assumed Liabilities or are released, discharged, or otherwise extinguished pursuant to the Plan, nor shall there be any reserves, holdbacks, escrows, or indemnities arising from the Purchase Agreement or otherwise relating to the Sale Transaction.

G.                                    Compensation and Benefits Programs

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized EME shall fund the Compensation and Benefits Programs Escrow in an amount of any compensation and benefit obligations under any present compensation, benefit, or incentive programs, including the Exit Plan and any programs approved pursuant to the Final Wages Order, the Final Non-Insider Incentive Plan Order, and Final Insider Incentive Plan Order in accordance with the Purchase Agreement, other than any compensation, benefit, and incentive obligations assumed by the Purchaser or any Acquired Company pursuant to the Purchase Agreement.  Immediately upon occurrence of the Effective Date:  (1) Employee participants in the programs approved pursuant to the Final Non-Insider Incentive Plan Order and Final Insider Incentive Plan Order shall be entitled to an award under such programs based on performance during the period between January 1, 2014 and the Effective Date, to be paid from the Compensation and Benefits Programs Escrow as soon as practicable following the occurrence of the Effective Date; and (2) all Employees of EME will be deemed terminated by EME for all purposes under the Long-Term Incentive Plan and EME Severance Plan.  On and after the Effective Date, Reorganized EME shall have the authority, in its sole discretion, to direct disbursements from the Compensation and Benefits Programs Escrow, the awards and allocations of such disbursements to be determined by EME’s existing independent directors (the members of the Compensation Committee), subject to and in accordance with any present compensation, benefit, or incentive programs, including the Exit Plan, the other applicable Compensation and Benefits Plans, and any programs approved pursuant to the Final Wages Order, the Final Non-Insider Incentive Plan Order, and Final Insider Incentive Plan Order in accordance with the Purchase Agreement, other than any compensation, benefit, and incentive obligations assumed by the Purchaser or any Acquired Company pursuant to the Purchase Agreement, as applicable, and shall, in its sole discretion, maintain, modify, or terminate any benefits or other obligations to any Employees or former Employees or any survivors or dependents thereof with respect to retiree medical benefits and/or other post employment health and welfare (and non-qualified retirement) benefits.  Reorganized EME shall have a reversionary interest in the excess, if any, of the amount of the Compensation and Benefits Programs Escrow over the amounts paid on behalf of the Compensation and Benefits Programs Escrow to be paid from the Compensation and Benefits Programs Escrow, and Reorganized EME shall have the right to release from escrow any amounts held in respect of terminated benefits under any Compensation and Benefits Programs.

H.                                    New Corporate Governance Documents

On the Effective Date, Reorganized EME shall enter into the New Corporate Governance Documents.  The New Corporate Governance Documents shall be deemed to be valid, binding, and enforceable in accordance with their terms, and each Holder of New Interests shall be deemed to be bound thereby, in each case without the need for execution by any party thereto other than Reorganized EME.

I.                                         Preservation of Capistrano Note and Capistrano Pledge Agreement; Preservation of Viento II Pledge

Notwithstanding anything to the contrary in the Plan, on the Effective Date, any and all claims of any of the Debtors or the Non-Debtor Subsidiaries under the Capistrano Note and the Capistrano Pledge Agreement shall be preserved and Reinstated.

Notwithstanding anything to the contrary in the Plan, on the Effective Date, the Viento II Pledge Agreement shall be preserved and Reinstated.

J.                                       General Settlement of Claims

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan.

K.                                    Section 1145 Exemption

The offering, issuance, and distribution of the New Interests shall be exempt from the registration and prospectus delivery requirements of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code, consistent with this ARTICLE IV.K of the Plan.

L.                                      Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction, compromise, settlement, release, and discharge in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledge, or other security interests against any property of the Estates shall revert to Reorganized EME, the Purchaser, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, and their respective successors and assigns.  Reorganized EME, the Purchaser, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, shall be authorized to file any necessary or desirable documents to evidence such release in the name of such Secured Party.  Notwithstanding the foregoing, this ARTICLE IV.L of the Plan shall have no effect on the validity of the PoJo Leases and Documents (as modified by the PoJo Lease Modifications).

M.                                  Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan:  (1) the obligations of EME and Reorganized EME, as applicable, under the EME Senior Notes Indentures and of the Debtors under any other certificate, share, note, bond, indenture, purchase right, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or profits interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest, shall be canceled as to the Debtors or otherwise treated as set forth in the Plan, and Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, shall not have any continuing obligations thereunder; and (2) the obligations of Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, shall be fully released, settled, and compromised except as expressly provided herein; provided that, notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of allowing such Holders to receive distributions under the Plan as provided herein; provided, further, that this ARTICLE IV.M of the Plan shall have no effect on the validity of:  (a) the PoJo Leases and Documents (as modified by the PoJo Lease Modifications); or (b) the Capistrano Note, the Capistrano Pledge Agreement, and the Viento II Pledge Agreement.

Notwithstanding the foregoing and anything else contained in the Plan, the EME Senior Notes Indentures will continue in effect solely for the purposes of (a) allowing distributions, if any, to be made under the Plan pursuant to the EME Senior Notes Indentures and for the EME Senior Notes Indenture Trustee to perform such other necessary functions with respect thereto, if any, and to have the benefit of all the protections and other provisions of the applicable indentures in doing so; and (b) permitting the EME Senior Notes Indenture Trustee to (i) maintain and assert the EME Senior Notes Indenture Trustee Charging Lien, (ii) seek compensation and reimbursement for any reasonable and documented fees and expenses, if any, incurred in making distributions pursuant to the Plan, and (iii) maintain and enforce any rights of the EME Senior Notes Indenture Trustee to indemnification or contribution from EME and/or Holders of EME Senior Notes pursuant and subject to the terms of the EME Senior Notes Indenture, as in effect on the Effective Date, which rights, if any, shall continue to exist regardless of whether or not a proof of claim asserting such rights was filed by the EME Senior Notes Indenture Trustee in these Chapter 11 Cases.  On and after the Effective Date, all duties and responsibilities of the EME Senior Notes Indenture Trustee under the applicable indentures, including any and all obligations to Holders of the EME Senior Notes, shall be discharged except to the extent set forth herein or required in order to effectuate the Plan.

On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including the EME Senior Notes Indentures, shall be deemed to be canceled and terminated, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code without further action under any applicable agreement, law, regulation, order, or statute, and the obligations of the Debtors thereunder shall be fully released, settled, discharged, and compromised.

If the record holder of the EME Senior Notes is DTC or its nominee or another securities depository or custodian thereof, and such EME Senior Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the EME Senior Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

N.                                    Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Plan Administrator, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or any other Entity or Person, as applicable, including:  (1) the execution and delivery of all appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan (including, for the avoidance of doubt, the distribution of the Net Sale Proceeds pursuant to the Plan), and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (4) selection of the directors and officers for Reorganized EME; (5) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (6) the consummation of the transactions contemplated by the Purchase Agreement; (7) the issuance of the New Interests and the execution of all documents related thereto; (8) the consummation of the Homer City Wind Down; (9) the consummation of the Post-Effective-Date EME Matters; (10) MWG’s assumption of the PoJo Leases and Documents, subject to the PoJo Lease Modifications; (11) the payment by EME of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees; (12) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law; (13) the release and extinguishment of the PoJo EME Guarantees; (14) all authorizations and actions necessary to effect the termination and release of the Intercompany Notes; and (15) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.  All matters provided for in the Plan involving the company structure of the Debtors, and any company action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.  The authorizations and approvals contemplated by this ARTICLE IV.N of the Plan shall be effective notwithstanding any requirements under nonbankruptcy law.

O.                                    Effectuating Documents; Further Transactions

On and after the Effective Date, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the managers, officers, authorized persons and members of the boards of managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including the New Interests and the New Corporate Governance Documents, in the name of and on behalf of Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

P.                                     Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto or pursuant to the issuance of the New Interests shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, FERC filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  Such exemption specifically applies to (1) the creation of any mortgage, deed of trust, Lien, or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; (4) the issuance, distribution, and/or sale of any of the New Interests and any other securities of the Debtors or Reorganized EME; or (5) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including:  (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

Q.                                    Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.

R.                                     Substantive Consolidation

The Plan shall serve as a motion by the Debtors seeking entry of an order substantively consolidating each of the Estates of the Debtor Subsidiaries into a single consolidated Estate and each of the Estates of the Homer City Debtors into a single consolidated Estate, in each case solely for the limited purposes of voting and Confirmation.  For the avoidance of doubt, the Plan shall not serve as a motion by the Debtors seeking entry of an order substantively consolidating the Debtor Subsidiaries or the Homer City Debtors for any other purposes.  Notwithstanding anything in this ARTICLE IV.R of the Plan, all distributions under the Plan shall be made in accordance with ARTICLE IV.C and ARTICLE VI of the Plan.

If the Debtor Subsidiaries’ Estates and the Homer City Debtors’ Estates are substantively consolidated in accordance with this Section, then, on and after the Effective Date, all assets and liabilities (including Allowed Claims) of the Debtor Subsidiaries and the Homer City Debtors, as applicable, shall be treated as though they were merged into one Estate solely for purposes of voting and Confirmation.  The limited substantive consolidation described herein shall not affect the legal and organizational structure of the Debtor Subsidiaries, the Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests that are required to be maintained under the Bankruptcy Code, under the Plan, or, with respect to Executory Contracts or Unexpired Leases that were assumed or entered into during the Chapter 11 Cases.  Moreover, any alleged defaults under any applicable agreement with the Debtors, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, Reorganized EME, or their respective Affiliates other than EIX arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date.

If the Debtor Subsidiaries’ Estates and the Homer City Debtors’ Estates are not substantively consolidated in accordance with this Section, then (1) the Plan shall be deemed to constitute a separate sub-plan for each of the Debtor Subsidiaries and the Homer City Debtors, as applicable, and each Class of Claims against or Interests in the Debtor Subsidiaries or the Homer City Debtors shall be deemed to constitute separate sub-Classes of Claims against and Interests in each of the Debtor Subsidiaries or the Homer City Debtors, as applicable, (2) the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each sub-plan, (3) any Claim against any of the Debtor Subsidiaries or the Homer City Debtors shall be treated as a Claim only against the applicable Debtor Subsidiary or Homer City Debtor, as applicable, for purposes of voting and Confirmation, (4) such Claims shall be administered as provided in the Plan, and (5) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve limited substantive consolidation of the Debtor Subsidiaries or the Homer City Debtors alter the distributions set forth in the Plan.

Notwithstanding the substantive consolidation provided for herein, nothing shall affect the obligation of each and every Debtor to pay the U.S. Trustee Fees until such time as a particular Chapter 11 Case is closed, dismissed, or converted.

S.                                      Vesting of Assets

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, (1) all applicable Causes of Action (including, for the avoidance of doubt, any and all claims of any of the Debtors or the Non-Debtor Subsidiaries against any of the EIX Litigation Parties, including the EIX Litigation Claims) and all property in the EME Estate shall be preserved and shall vest in Reorganized EME, as applicable, free and clear of all Liens, Claims, charges, or other encumbrances, (2) all property in each of the Homer City Debtors’ Estates shall vest in the applicable Post-Effective-Date Homer City Debtors, free and clear of all Liens, Claims, charges, or other encumbrances, (3) all property in each of the Debtor Subsidiary Estates shall be preserved and shall vest in the applicable Post-Effective-Date Debtor Subsidiaries, free and clear of all Liens, Claims, charges, or other encumbrances, and (4) all property of the EME Estate to be acquired by the Purchaser in the Purchase Agreement shall be preserved and shall vest in the Purchaser, free and clear of all Liens, Claims, charges, and other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, Reorganized EME, the Post-Effective-Date Homer City Debtors, and the Post-Effective-Date Debtor Subsidiaries may operate their businesses and use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Notwithstanding the foregoing, this ARTICLE IV.S of the Plan shall have no effect on the validity of the PoJo Leases and Documents (as modified by the PoJo Lease Modifications).

T.                                      Indemnification of Certain Directors, Managers, Officers, and Employees

The Purchaser Parties shall comply with their obligations under Section 9.7 of the Purchase Agreement as set forth therein in favor of each person who is or was an officer or director of the Acquired Companies.

U.                                    Assumption of Certain D&O Liability Insurance Policies

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, Reorganized EME shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to its directors, managers, officers, and employees serving as of the Petition Date pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of Reorganized EME’s assumption of each of the unexpired D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by Reorganized EME under the Plan as to which no Proof of Claim need be filed.

V.                                     New Board

The New Board of Reorganized EME shall consist of five (5) members, the initial members of which shall include three (3) members appointed by the Supporting Noteholders and the Committee, and EME’s two (2) independent directors.  As of the Effective Date, (1) all directors and other members of the existing board or governance body of EME shall cease to hold office or have any authority from and after such time to the extent not expressly included in the roster of the applicable New Board, and (2) all directors and other members of the existing boards or governance bodies of each Debtor Subsidiary and Non-Debtor Subsidiary shall cease to hold office or have any authority from and after such time except as agreed to in writing by the Purchaser.

W.                                  Payment of Certain Fees and Expenses

On the Effective Date, the Debtors shall pay in Cash in full the PoJo Restructuring Fees, Supporting Noteholder Fees, and any accrued and unpaid fees and expenses of (1) the EME Senior Notes Indenture Trustee payable under the EME Senior Notes Indenture and (2) the Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee).

On the Effective Date, the Debtors shall pay the EME Senior Notes Indenture Trustee Fees without the need for application to, or approval by, any court.  At least ten days prior to the Effective Date, the EME Senior Notes Indenture Trustee shall submit its invoices for EME Senior Notes Indenture Trustee Fees through the Effective Date (including any estimated fees and expenses) to the Debtors. Should the Debtors dispute the reasonableness of any invoiced EME Senior Notes Indenture Trustee Fees, the Debtors (or Reorganized EME) shall (1) pay the undisputed portion of any invoices on the Effective Date, (2) place any disputed amounts in escrow on the Effective Date, and (3) notify the EME Senior Notes Indenture Trustee of any dispute within five (5) days after the presentation of an invoice by the EME Senior Notes Indenture Trustee.  Upon such notification, the EME Senior Notes Indenture Trustee may assert the EME Senior Notes Indenture Trustee Charging Lien to pay the undisputed and unpaid portion of the EME Senior Notes Indenture Trustee Fees, and/or after the parties have attempted in good faith to resolve any such dispute, within fifteen (15) days after the notification of the dispute, may submit such dispute for resolution to the Bankruptcy Court; provided that the Bankruptcy Court’s review shall be limited to a determination under the reasonable standard in accordance with the EME Senior Notes Indentures.  Nothing herein shall be deemed to impair, waive, discharge, or negatively affect any EME Senior Notes Indenture Trustee Charging Lien for any fees, costs and expenses not paid pursuant to the Plan and otherwise claimed by the EME Senior Notes Indenture Trustee pursuant to this section.

X.                                     Homer City Wind Down

As of the Effective Date, the existing boards of directors or boards of managers of the Homer City Debtors shall be dissolved without any further action required on the part of the Homer City Debtors or the Homer City Debtors’ officers, directors, shareholders, and members and any all remaining officers, directors, managers, or managing members of each Homer City Debtor shall be dismissed without any further action required on the part of any such Homer City Debtor or its respective shareholders, directors, managers, officers, or members.

On and after the Effective Date, the Plan Administrator will implement any other provision of the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action necessary to accomplish the Homer City Wind Down.  As soon as practicable after the Effective Date, the Plan Administrator shall:  (1) cause the Post-Effective-Date Homer City Debtors to comply with, and abide by, the terms of the Plan; (2) complete and file all final or otherwise required federal, state, and local tax returns for each of the Post-Effective-Date Homer City Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Homer City Debtor or its Estate for any tax incurred during the administration of such Homer City Debtor’s Chapter 11 Case, as determined under applicable tax laws; and (3) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the Homer City Wind Down without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of each such Homer City Debtor and notwithstanding anything to the contrary under applicable nonbankruptcy law, including any requirement to file a certificate of dissolution with respect to the Homer City Debtors.

Y.                                      Release of Avoidance Actions

In accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall release all rights to commence and pursue, as appropriate, any and all Avoidance Actions not identified as an EME Retained Cause of Action in the Plan Supplement; for avoidance of doubt, no EIX Litigation Claim shall be released pursuant to this provision.  Notwithstanding anything in this Plan, any Confirmation Order, or the Purchase Agreement to the contrary, all Allowed Claims against any Debtor arising under Section 502(h) of the Bankruptcy Code shall be deemed Excluded Liabilities.

Z.                                      Retention of Retained Causes of Actions

On the Effective Date, the Purchaser and the Post-Effective-Date Debtor Subsidiaries will be vested with title to the Purchaser Retained Causes of Action, regardless of whether scheduled by the Debtors, including, without limitation, all such Causes of Action of any kind whatsoever at law or equity, free and clear of all liens, claims, encumbrances, charges, and other interests of creditors and equity security holders, in accordance with section 1141 of the Bankruptcy Code.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                     Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, as of the Effective Date, all Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases will be deemed:  (i) assumed by the applicable Debtor in accordance with, and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code; and (ii) if so indicated on the Schedule of Assumed Executory Contracts and Unexpired Leases, assigned to the other party identified as the assignee for each assumed Executory Contract and Unexpired Lease.  For the avoidance of doubt, the PoJo Leases and Documents shall be modified and assumed in accordance with ARTICLE V.G.

B.                                     Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement, or in any document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which it is a party, unless such Executory Contract or Unexpired Lease: (1) was previously assumed or rejected; (2) was previously expired or terminated pursuant to its own terms; (3) is the subject of a motion or notice to assume filed on or before the Confirmation Date; or (4) is designated specifically or by category as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases.  For the avoidance of doubt, any Executory Contract or Unexpired Lease which does not appear on the Schedule of Rejected Executory Contracts and Unexpired Leases and which is not subject to one of the four conditions for assumption of Executory Contracts and Unexpired Leases listed in this paragraph shall be deemed rejected.

C.                                    Effect of Confirmation Order

The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the assumptions and assignments or rejections described above as of the Effective Date.  Unless otherwise indicated, all assumptions and assignments or rejections of Executory Contracts and Unexpired Leases in the Plan will be effective as of the Effective Date.  Each Executory Contract and Unexpired Lease assumed and assigned pursuant to the Plan or by Bankruptcy Court order, shall vest in and be fully enforceable by the applicable assignee in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court.  To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Notwithstanding the foregoing paragraph or anything contrary herein, subject to the terms and conditions of the Purchase Agreement, the Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases until 15 days after the Effective Date.

D.                                    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any defaults under each Executory Contract and Unexpired Lease to be assumed by any Debtor Subsidiary or assumed and assigned by EME to the Purchaser pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, solely by payment of the Cure Cost by the Purchaser or the Post-Effective-Date Debtor Subsidiary except as otherwise agreed by the non-Debtor party to any such Executory Contract or Unexpired Lease on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the Debtors, the Purchaser, and the counterparties to each such Executory Contract or Unexpired Lease may otherwise agree.

In the event of a dispute regarding:  (1) the amount of any Cure Cost, (2) the ability of the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Purchaser, or any assignee, as applicable, to provide “adequate assurance of future performance” within the meaning of section 365(b) of the Bankruptcy Code, if applicable, under the Executory Contract or the Unexpired Lease to be assumed or assumed and assigned, and/or (3) any other matter pertaining to assumption and/or assignment, then such Cure Costs shall be paid following the entry of a Final Order resolving the dispute and approving the assumption and assignment of such Executory Contracts or Unexpired Leases or as may be agreed upon by the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, or the Purchaser, as applicable; provided that, prior to the Effective Date or such other date as determined by the Bankruptcy Court (such date to be in no event earlier than the date of the entry of the Confirmation Order), the Debtors, with the written consent of the Purchaser, may settle any dispute regarding the amount of any Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided, further, that notwithstanding anything to the contrary herein, prior to or upon the entry of a Final Order resolving any dispute and approving the assumption and assignment of such Executory Contract or Unexpired Lease, the Debtors, in consultation with the Committee and Supporting Noteholders, reserve the right to reject any Executory Contract or Unexpired Lease which is subject to dispute, subject to the terms and conditions of the Purchase Agreement.

Assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full satisfaction, compromise, settlement, release, and discharge of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption and/or assignment.

E.                                     Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be Filed with the Notice, Claims, and Solicitation Agent no later than the later of (a) 30 days after the effective date of rejection of such Executory Contract or Unexpired Lease and (b) the Claims Bar Date established in the Chapter 11 Cases.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as General Unsecured Claims and may be objected to in accordance with the provisions of ARTICLE VI of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease for which a Proof of Claim was not timely Filed as set forth in the paragraph above shall not (a) be treated as a Holder of a Claim hereunder, (b) be permitted to vote to accept or reject the Plan, or (c) participate in any distribution in the Chapter 11 Cases on account of such Claim, and such Claim shall be deemed fully satisfied, released, settled, and compromised, and be subject to the permanent injunction set forth in ARTICLE VIII.F of the Plan, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

For the avoidance of doubt, the Purchaser, or an applicable Post-Effective-Date Debtor Subsidiary, in accordance with the Purchase Agreement, shall be responsible for any Allowed Claim for rejection damages under any Executory Contract or Unexpired Lease rejected by the Debtors after the date of the Plan Sponsor Agreement except for any Allowed Claim for rejection damages on account of any Executory Contract or Unexpired Lease rejected after the date of the Plan Sponsor Agreement without the consent of the Purchaser, which Allowed Claim shall be a General Unsecured Claim against the applicable Debtor.

F.                                     Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

The Debtors and the Purchaser, as applicable, reserve their right to assert that rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases.  Notwithstanding any nonbankruptcy law to the contrary, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable, expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected Executory Contracts or Unexpired Leases.

G.                                    PoJo Modifications and Assumption of PoJo Leases and Documents

Notwithstanding anything to the contrary in the Plan, on the Effective Date:  (1) the PoJo Lease Modifications shall be implemented; (2) MWG shall, subject to the PoJo Lease Modifications, assume the PoJo Leases and Documents; (3) EME shall pay the Agreed PoJo Cure Amount and PoJo Restructuring Fees in full in Cash; (4) following the payment of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees, the “Lessor Notes” (as defined in the PoJo Leases and Documents) shall be deemed fully cured; (5) the PoJo EME Guarantees shall each be terminated, released, extinguished, and of no further force and effect (and shall be replaced as set forth herein); (6) the Intercompany Notes shall each be terminated and extinguished and of no further force and effect; (7) the Parent shall become the “Guarantor” under the PoJo Leases and Documents; and (8) EME shall assign to the Parent, and the Parent shall assume from EME all of the rights and obligations of EME under each of the PoJo Tax Indemnity Agreements.  For the avoidance of doubt, nothing in the Plan shall relieve MWG of its operational and maintenance obligations under the PoJo Leases and Documents, as modified.

H.                                    IBEW Local 15 Collective Bargaining Agreement

On the Effective Date, MWG shall assume the IBEW CBA.

I.                                         Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each assumed or assumed and assigned Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or is rejected under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

J.                                       Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, have any liability thereunder.  In the event of a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized EME, as applicable, shall have 90 days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease as otherwise provided herein.

K.                                    Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, notwithstanding anything to the contrary in the Plan or otherwise.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                                     Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class from the Disbursing Agent, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in ARTICLE VII of the Plan.  Holders of Allowed Claims shall be entitled to all dividends, accruals, and any other distributions on, and proceeds of, the distributions provided for herein, from and after the Effective Date, regardless of whether such distributions (or the proceeds thereof) are delivered on or at any time after the Effective Date.  Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall, on account of such Allowed Claim, receive a distribution in excess of the Allowed amount of such Claim plus any postpetition interest on such Claim to the extent payable in accordance with the Plan.  The New Interests shall be deemed to be issued as of the Effective Date to the Holders of Claims entitled to receive such securities or instruments hereunder without the need for further action by any Disbursing Agent or Reorganized EME, including the issuance and/or delivery of any certificate evidencing any such shares, units, or interests, as applicable.

B.                                     Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan.  Any such Claims against EME and any Debtor Subsidiaries shall receive the treatment set forth in Article III.B.4 of the Plan.  Any such Claims shall be released and discharged pursuant to ARTICLE VIII.H of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code; provided that, for the avoidance of doubt, this shall not affect the obligation of each and every Debtor to pay U.S. Trustee Fees until such time as a particular case is closed, dismissed, or converted.

C.                                    Distributions Generally

All distributions under the Plan that are to be made on the Effective Date shall be made by the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, unless otherwise specified herein.  Neither the Disbursing Agent nor the Purchaser nor any Post-Effective-Date Debtor Subsidiary shall be required to give any bond or surety or other security for the performance of its duties.

D.                                    Rights and Powers of Disbursing Agent

1.                                      Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to, as applicable:  (a) take all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated under the Plan; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

The Disbursing Agents and the EME Senior Notes Trustee, to the extent it provides services related to distributions pursuant to the Plan, shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (x) liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan, or (y) obligation or liability for distributions under the Plan to any party who does not hold an Allowed Claim at the time of distribution or who does not otherwise comply with the terms of the Plan.

2.                                      Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized EME.

To the extent the EME Senior Notes Indenture Trustee provides services related to distributions pursuant to the Plan, it shall be entitled to reasonable and customary compensation from Reorganized EME for such services and reimbursement for reasonable and customary expenses incurred in connection with such services.

E.                                     Distributions on Account of Claims Allowed After the Effective Date

1.                                      Payments and Distributions on Disputed Claims

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

2.                                      Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, on the one hand, and the Holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until the Disputed Claim has become an Allowed Claim or has otherwise been resolved by settlement or Final Order.

F.                                     Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.                                      Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and when making distributions on or after the Effective Date, the Disbursing Agent shall be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.  The Debtors, Reorganized EME, and the EME Senior Notes Indenture Trustee shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those holders of record as of the close of business on the Distribution Record Date.

2.                                      Delivery of Distributions in General

Except as otherwise provided herein, the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided that, except as expressly provided in the Purchase Agreement or the Plan, the manner of such distributions shall be determined at the discretion of the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable; and provided, further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.  If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

Distributions to Holders of EME Senior Notes Claims shall (a) be made by the Disbursing Agent to the EME Senior Notes Indenture Trustee for the benefit of Holders of EME Senior Notes Claims and (b) be deemed completed when made by the Disbursing Agent to the EME Senior Notes Indenture Trustee.  The EME Senior Notes Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to such Distributions.

Prior to the distribution of New Interests hereunder, the recipient of such New Interests shall furnish to the transfer agent identified by the Debtors such identification and tax information as may be required by the Debtors.

3.                                      De Minimis Distributions; Minimum Distributions

The Disbursing Agent shall not be required to make partial distributions or payments of fractions of New Interests and any such fractions shall be deemed to be zero.

No distribution of New Interests or common stock of the Parent or Cash payment valued at less than $250.00, in the reasonable discretion of the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall be made to a Holder of an Allowed Claim that is not an Assumed Liability on account of such Allowed Claim.

4.                                      Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 12 months from the Effective Date.  After such date, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary, all unclaimed property or interests in property shall revert to Reorganized EME, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, and the Claim of any Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

5.                                      Manner of Payment Pursuant to the Plan

Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Disbursing Agent, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, by check or by wire transfer.

G.                                    Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.                                    Claims Paid or Payable by Third Parties

1.                                      Claims Paid by Third Parties

The Debtors and, on and after the Effective Date, Reorganized EME, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser, as applicable, after the Effective Date, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a Person or Entity that is not a Debtor as of the Effective Date.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to Reorganized EME, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, or the Purchaser, as applicable, to the extent the Holder’s total recovery on account of such Claim from the third-party and under the Plan exceeds the Allowed amount of such Claim as of the date of any such distribution under the Plan.

2.                                      Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.                                      Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Notwithstanding anything to the contrary contained herein (including ARTICLE VIII of the Plan), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT UNLIQUIDATED, AND DISPUTED CLAIMS

A.                                     Resolution of Disputed Claims

1.                                      Allowance of Claims

On or after the Effective Date, Reorganized EME, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser (solely with respect to Assumed Liabilities), as applicable, shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim, except with respect to any Claim Allowed as of the Effective Date.  Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

2.                                      Prosecution of Objections to Claims

On and after the Effective Date, Reorganized EME, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser (solely with respect to Assumed Liabilities), as applicable, shall have the exclusive authority to File objections to Claims, settle, compromise, withdraw, or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise.  From and after the Effective Date, Reorganized EME, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser, as applicable, may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court.

3.                                      Claims Estimation

The Debtors, the Committee, Supporting Noteholders, or Purchaser (solely with respect to Assumed Liabilities), prior to the Effective Date, and Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable, on and after the Effective Date, may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including section 502(c) of the Bankruptcy Code, regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim, or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim, or unliquidated Claim, that estimated amount shall constitute the Allowed amount of such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 14 days after the date on which such Claim is estimated.  All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

B.                                     Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that is an alleged transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed until and unless such Entity or transferee has turned over such property to the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable.

EXCEPT AS OTHERWISE AGREED BY REORGANIZED EME, THE POST-EFFECTIVE-DATE DEBTOR SUBSIDIARIES, THE POST-EFFECTIVE-DATE HOMER CITY DEBTORS, OR THE PURCHASER (SOLELY WITH RESPECT TO ASSUMED LIABILITIES), AS APPLICABLE, HOLDERS OF CLAIMS ON ACCOUNT OF ANY AND ALL PROOFS OF CLAIM FILED AFTER THE CLAIMS BAR DATE SHALL NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH PROOF OF CLAIM IS ALLOWED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

C.                                    Amendments to Claims

On or after the Effective Date, except as provided in ARTICLE II.A or ARTICLE V.E of the Plan, a Claim may not be amended without the prior authorization of the Bankruptcy Court, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser (solely with respect to Assumed Liabilities), as applicable, and any such unauthorized new or amended Claim Filed shall be deemed disallowed and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.                                     Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, compromise, settlement, release, and discharge, effective as of the Effective Date, of all debt (as such term is defined in section 101 of the Bankruptcy Code) that arose before the Effective Date, any debts of any kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the rights and Interests of any Holders of Interests whether or not:  (1) a Proof of Claim based on such debt or Interest is Filed; (2) a Claim or Interest based upon such debt is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as provided for under section 1141(d)(6) of the Bankruptcy Code.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable, may compromise and settle Claims against the Debtors and their Estates and Causes of Action, including, solely with respect to Reorganized EME, any EIX Litigation Claims, against other Entities; provided, however, that (1) prior to the Effective Date, the Debtors shall seek Bankruptcy Court approval of any settlement of the EIX Litigation Claims and (2) on and after the Effective Date, subject to any confidentiality restrictions, Reorganized EME shall provide notice of any settlement of the EIX Litigation Claims to Holders of New Interests to the extent reasonably practicable.

B.                                     Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

C.                                    Debtor Release

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, for the good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, the Released Parties are deemed released and discharged by the Debtors and their estates from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their estates, or affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of claims and interests prior to or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Plan Sponsor Agreement or any related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence.  For the avoidance of doubt, the EIX Litigation Claims shall not be released pursuant to the Plan, and the EIX Litigation Parties are not Released Parties.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of this ARTICLE VIII.C of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and shall constitute the Bankruptcy Court’s finding that this ARTICLE VIII.C of the Plan is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by this ARTICLE VIII.C of the Plan; (3) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to this ARTICLE VIII.C of the Plan.

D.                                    Release by Holders of Claims and Interests

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, the Releasing Parties are deemed to have released and discharged the Debtors and their Estates and the Released Parties from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of claims and interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Plan Sponsor Agreement or any related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date (1) of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (2) under the PoJo Leases and Documents (as modified by the PoJo Lease Modifications).  For the avoidance of doubt, the EIX Litigation Claims shall not be released pursuant to the Plan, and the EIX Litigation Parties are not Released Parties.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of this ARTICLE VIII.D of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and shall constitute the Bankruptcy Court’s finding that this ARTICLE VIII.D of the Plan is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by this ARTICLE VIII.D of the Plan; (3) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Entities subject to this ARTICLE VIII.D of the Plan asserting any claim or cause of action released pursuant to this ARTICLE VIII.D of the Plan.

E.                                     Exculpation

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, none of the Exculpated Parties, shall have or incur any liability for any claim, cause of action, or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan or any contract, instrument, document, or other agreement entered into pursuant thereto, or any distributions made pursuant to or in accordance with the Plan, through the Effective Date; provided that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

F.                                     Injunction

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, compromised and settled pursuant to the Plan, or are exculpated pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors or the Released Parties or their respective property:  (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claim or interest; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such entities on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such entities or the property or the Estates of such entities on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such entities or against the property of such entities on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests unless such entity has timely filed a proof of claim with the Bankruptcy Court preserving such right of setoff, subrogation, or recoupment; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests.

G.                                    EIX Injunction

To preserve the net operating losses, production tax credits, or other tax attributes of the Debtors and the Non-Debtor Subsidiaries, each of which such tax attributes shall vest in Reorganized EME on the Effective Date, the Debtors and Non-Debtor Subsidiaries are authorized to take any actions necessary to preserve such tax attributes and, pursuant to the injunction set forth in ARTICLE VIII.F of the Plan, EIX is hereby permanently enjoined from taking any actions affecting such tax attributes.  For the avoidance of doubt, on and after the Effective Date, EIX shall be required to make elections determined by Reorganized EME, in its sole discretion, as necessary to preserve such tax attributes.

H.                                    Purchaser Injunction

In addition to the Injunction set forth under ARTICLE VIII.F hereof, on the Confirmation Date and effective as of the Effective Date, all Excluded Liabilities that may otherwise be asserted against the Purchaser Parties, any Acquired Company, or any of their respective property shall be permanently released and enjoined pursuant to the Plan and any such Excluded Liabilities shall be paid or treated pursuant to the terms of the Plan.

I.                                         Waiver of Statutory Limitations on Releases

Each Releasing Party in each of the releases contained in the Plan (including under Article VIII of the Plan) expressly acknowledges that although ordinarily a general release may not extend to claims which the Releasing Party does not know or suspect to exist in his favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims.  Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the released party, including the provisions of California Civil Code Section 1542.  The releases contained in Article VIII of the Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

J.                                       Setoffs

Except as otherwise provided herein, the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable nonbankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, may set off against any Allowed Claim or Interest (which setoff shall be made against the Allowed Claim or Interest, not against any distributions to be made under the Plan with respect to such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that any Debtor may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise), and any distribution to which a Holder is entitled under the Plan shall be made on account of the Claim or Interest, as reduced after application of the setoff described above.  In no event shall any Holder of any Claim or Interest be entitled to set off any Claim or Interest against any Claim, right, or Cause of Action of the Debtors unless such Holder obtains entry of a Final Order entered by the Bankruptcy Court authorizing such setoff or unless such setoff is otherwise agreed to in writing by the Debtors Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser, as applicable, and a Holder of a Claim or Interest; provided that, where there is no written agreement between the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser, as applicable and a holder of a claim authorizing such setoff nothing herein shall prejudice or be deemed to have prejudiced the rights of the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser to assert that any Holder’s setoff rights were required to have been asserted by motion to the Bankruptcy Court prior to the Effective Date.  For the avoidance of doubt, EIX shall not be entitled to set off any claim against any Debtor absent entry of a Final Order entered by the Bankruptcy Court authorizing such setoff or unless such setoff is otherwise agreed to in writing by Reorganized EME.

K.                                    Special Provision Governing Accrued Professional Compensation Claims and Final Fee Applications

For the avoidance of doubt, the releases in Article VIII of the Plan shall not waive, affect, limit, restrict, or otherwise modify the right of any party in interest to object to any Accrued Professional Compensation Claim or final fee application Filed by any Professional in the Chapter 11 Cases.

ARTICLE IX.
EFFECT OF CONFIRMATION OF THE PLAN

Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, the following findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing.  Upon entry of the Confirmation Order, any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact.

A.                                     Jurisdiction and Venue

On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.  The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code.  Venue in the Northern District of Illinois was proper as of the Petition Date and continues to be proper.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2).  The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334 and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.                                     Order Approving the Disclosure Statement

On December 19, 2013, the Bankruptcy Court entered the Disclosure Statement Order which, among other things, (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017 and (b) approved certain procedures and documents for soliciting and tabulating votes with respect to the Plan.

C.                                    Publication of Confirmation Hearing Notice

As evidenced in the Affidavit of Publication, the Notice, Claims, and Solicitation Agent published notice of the Confirmation Hearing in [The New York Times (National Edition)] on [•], 2013.

D.                                    Voting Report

Prior to the Confirmation Hearing, the Debtors filed the Voting Report.  All procedures used to distribute solicitation materials to the applicable Holders of Claims and Interests and to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations.  Pursuant to sections 1124 and 1126 of the Bankruptcy Code, at least one Impaired Class entitled to vote on the Plan has voted to accept the Plan in accordance with limited substantive consolidation contemplated by ARTICLE IV.R of the Plan.

E.                                     Judicial Notice

The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents Filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases (including the Confirmation Hearing).  Resolutions of any objections to Confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference.  All entries on the docket of the Chapter 11 Cases shall constitute the record before the Bankruptcy Court for purposes of the Confirmation Hearing.

F.                                     Transmittal and Mailing of Materials; Notice

Due, adequate, and sufficient notice of the Disclosure Statement, Plan, Plan Supplement, and Confirmation Hearing, along with all deadlines for voting on or objecting to the Plan, has been given to (1) all known Holders of Claims and Interests; (2) parties that requested notice in accordance with Bankruptcy Rule 2002; (3) all parties to Unexpired Leases and Executory Contracts, and (4) all taxing authorities listed on the Schedules or in the Claims Register, in compliance with Bankruptcy Rules 2002(b), 3017, and 3020(b) and the Disclosure Statement Order, and such transmittal and service were adequate and sufficient.  Adequate and sufficient notice of the Confirmation Hearing and other dates, deadlines, and hearings described in the Disclosure Statement Order was given in compliance with the Bankruptcy Rules and such order, and no other or further notice is or shall be required.

G.                                    Solicitation

Votes for acceptance and rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations.  The Debtors and their respective directors, managers, officers, employees, agents, affiliates, representatives, attorneys, and advisors, as applicable, have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Disclosure Statement Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII of the Plan.

H.                                    Burden of Proof

The Debtors, as proponents of the Plan, have satisfied their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard.  The Bankruptcy Court also finds that the Debtors have satisfied the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

I.                                         Bankruptcy Rule 3016(a) Compliance

The Plan is dated and identifies proponents thereof, thereby satisfying Bankruptcy Rule 3016(a).

J.                                       Compliance with the Requirements of Section 1129 of the Bankruptcy Code

The Plan complies with all requirements of section 1129 of the Bankruptcy Code as follows:

1.                                      Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1121, 1122, 1123, and 1125 of the Bankruptcy Code.

(a)                                 Standing

Each of the Debtors has standing to file a plan and the Debtors, therefore, have satisfied section 1121 of the Bankruptcy Code.

(b)                                 Proper Classification

Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims, Accrued Professional Compensation Claims, and Priority Tax Claims, which are not required to be classified.  As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(c)                                  Specification of Unimpaired Classes

Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not Impaired.

(d)                                 Specification of Treatment of Impaired Classes

Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Classes of Claims and Interests that are Impaired.

(e)                                  No Discrimination

Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to less favorable treatment with respect to such Claim or Interest, as applicable.

(f)                                   Plan Implementation

Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate and proper means for the Plan’s implementation.  Immediately upon the Effective Date, sufficient Cash and other consideration provided under the Plan will be available to make all payments required to be made on the Effective Date pursuant to the terms of the Plan.  Moreover, Article IV and various other provisions of the Plan specifically provide adequate means for the Plan’s implementation.

(g)                                  Voting Power of Equity Securities; Selection of Officer, Director, or Trustee under the Plan

The New Corporate Governance Documents comply with sections 1123(a)(6) and 1123(a)(7) of the Bankruptcy Code.

(h)                                 Impairment/Unimpairment of Classes of Claims and Equity Interests

Pursuant to section 1123(b)(1) of the Bankruptcy Code, (A) Class A1 (Other Priority Claims against EME), Class A2 (Secured Claims against EME), Class B1 (Other Priority Claims against Debtor Subsidiaries), Class B2 (Secured Claims against Debtor Subsidiaries), Class B6 (Intercompany Interests in Debtor Subsidiaries), Class C1 (Other Priority Claims against Homer City Debtors), and Class C2 (Secured Claims against Homer City Debtors) are Unimpaired under the Plan and (B) Class A3 (General Unsecured Claims against EME (Assumed Liabilities)), Class A4 (General Unsecured Claims against EME (Not Assumed Liabilities)), Class A5 (Joint-Liability General Unsecured Claims against EME), Class A6 (Intercompany Claims against EME), Class A7 (Subordinated Claims against EME), Class A8 (EME Interests), Class B3 (General Unsecured Claims against Debtor Subsidiaries), Class B4 (Intercompany Claims against Debtor Subsidiaries), Class B5 (Subordinated Claims against Debtor Subsidiaries), Class C3 (General Unsecured Claims against Homer City Debtors), Class C4 (Intercompany Claims against Homer City Debtors), Class C5 (Subordinated Claims against Homer City Debtors), and Class C6 (Intercompany Interests in Homer City Debtors) are Impaired under the Plan.

(i)                                     Assumption and Rejection of Executory Contracts and Unexpired Leases

In accordance with section 1123(b)(2) of the Bankruptcy Code, pursuant to ARTICLE V.A of the Plan, as of the Effective Date, all Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases will be deemed:  (A) assumed by the applicable Debtor in accordance with, and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code; and (B) if so indicated on the Schedule of Assumed Executory Contracts and Unexpired Leases, assigned to the other party identified as the assignee for each assumed Executory Contract and Unexpired Lease.  Pursuant to Article V.B of the Plan, each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which it is a party, unless such Executory Contract or Unexpired Lease:  (A) was previously assumed or rejected; (B) was previously expired or terminated pursuant to its own terms; (C) is the subject of a motion or notice to assume filed on or before the Confirmation Date; or (D) is designated specifically or by category as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases.  The Debtors’ assumption and assignment of the Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases pursuant to Article V of the Plan governing assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code and, accordingly, the requirements of section 1123(b)(2) of the Bankruptcy Code.  For the avoidance of doubt, as of the Effective Date, the PoJo Leases and Documents shall be modified and assumed in accordance with ARTICLE V.G of the Plan.

The Debtors have exercised reasonable business judgment in determining whether to reject, assume, or assume and assign each of their Executory Contracts and Unexpired Leases under the terms of the Plan.  Each pre- or post-Confirmation rejection, assumption, or assumption and assignment of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan will be legal, valid and binding upon the applicable Debtor and all other parties to such Executory Contract or Unexpired Lease, as applicable, all to the same extent as if such rejection, assumption, or assumption and assignment had been effectuated pursuant to an appropriate order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.  Each of the Executory Contracts and Unexpired Leases to be rejected, assumed, or assumed and assigned is deemed to be an executory contract or an unexpired lease, as applicable.

(j)                                    Settlement of Claims and Causes of Action

All of the settlements and compromises pursuant to and in connection with Plan or incorporated by reference into the Plan comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.

(k)                                 Cure of Defaults

Article V of the Plan provides for the satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code.  The cure amounts identified in the Schedule of Assumed Executory Contracts and Unexpired Leases and any amendments thereto, as applicable, represent the amount, if any, that the Post-Effective-Date Debtor Subsidiaries or the Purchaser, as applicable, propose to pay in full and complete satisfaction of such default claims.  Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V of the Plan, and applicable bankruptcy and nonbankruptcy law.  As such, the Plan provides that the Post-Effective-Date Debtor Subsidiaries or the Purchaser, as applicable, will cure, or provide adequate assurance that the Post-Effective-Date Debtor Subsidiaries or Purchaser, as applicable, will promptly cure, defaults with Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code; provided that the Lessor Notes (as defined in the PoJo Leases and Documents) shall be deemed fully cured on the Effective Date following the payment of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees in accordance with ARTICLE V.G of the Plan.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

(l)                                     Other Appropriate Provisions

The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including without limitation, provisions for (i) distributions to holders of Claims and Interests, (ii) objections to Claims, (iii) procedures for resolving disputed, contingent, and unliquidated claims, (iv) cure amounts, (v) procedures governing Cure disputes, and (vi) indemnification obligations.

2.                                      Section 1129(a)(2)—Compliance of Plan Proponents with Applicable Provisions of the Bankruptcy Code

The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019.  In particular, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.  Furthermore, the solicitation of acceptances or rejections of the Plan was (i) pursuant to the Disclosure Statement Order; (ii) in compliance with all applicable laws, rules, and regulations governing the adequacy of disclosure in connection with such solicitation; and (iii) solicited after disclosure to Holders of Claims or Interests of adequate information as defined in section 1125(a) of the Bankruptcy Code.  Accordingly, the Debtors and their respective directors, officers, employees, agents, affiliates, and Professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code.

3.                                      Section 1129(a)(3)—Proposal of Plan in Good Faith

The Debtors have proposed the Plan in good faith and not by any means forbidden by law.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation.  The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize.

4.                                      Section 1129(a)(4)—Bankruptcy Court Approval of Certain Payments as Reasonable

Pursuant to section 1129(a)(4) of the Bankruptcy Code, the payments to be made for services or for costs in connection with the Chapter 11 Cases or the Plan, including the fees, expenses, and indemnities payable related to the New Interests, are approved.  The fees and expenses incurred by Professionals retained by the Debtors or the Committee shall be payable according to the orders approving such Professionals’ retentions, the Interim Compensation Order, other applicable Bankruptcy Court orders, or as otherwise provided in the Plan.  In addition, the Supporting Noteholder Fees, PoJo Restructuring Fees, and EME Senior Notes Indenture Trustee Fees shall be paid as provided for in the Plan.

5.                                      Section 1129(a)(5)—Disclosure of Identity of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy

Pursuant to section 1129(a)(5) of the Bankruptcy Code, information concerning the persons proposed to serve as the initial directors and officers of Reorganized EME upon Consummation of the Plan has been fully disclosed to the extent available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of Holders of Claims and Interests and with public policy.

6.                                      Section 1129(a)(6)—Approval of Rate Changes

Section 1129(a)(6) of the Bankruptcy Code is not applicable because the Plan does not provide for rate changes by any of the Debtors.

7.                                      Section 1129(a)(7)—Best Interests of Creditors and Interest Holders

The liquidation analysis included as Exhibit E of the Disclosure Statement, and the other evidence related thereto that was proffered or adduced at or prior to, or in affidavits in connection with, the Confirmation Hearing, is reasonable.  The methodology used and assumptions made in such liquidation analysis, as supplemented by the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Confirmation Hearing, are reasonable.  With respect to each Impaired Class, each Holder of an Allowed Claim or Interest in such Class has accepted the Plan or will receive under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

8.                                      Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Each Impaired Class

Certain Classes of Claims and Interest are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  In addition, at least one Impaired Class that was entitled to vote has voted to accept the Plan.  Because the Plan provides that the certain Classes of Claims and Interests will be Impaired and because no distributions shall be made to Holders in such Classes, such Holders are deemed conclusively to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

9.                                      Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

The treatment of Administrative Claims and Priority Tax Claims under Article II of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

10.                               Section 1129(a)(10)—Acceptance by at Least One Impaired Class

At least one Impaired Class has voted to accept the Plan.  Accordingly, section 1129(a)(10) of the Bankruptcy Code is satisfied.

11.                               Section 1129(a)(11)—Feasibility of the Plan

The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code.  Based upon the evidence proffered or adduced at, or prior to, or in affidavits filed in connection with, the Confirmation Hearing, the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or any successor to the Debtors under the Plan.  Furthermore, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors will have adequate assets to satisfy their respective obligations under the Plan.

12.                               Section 1129(a)(12)—Payment of Bankruptcy Fees

Article XIII.C of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a) in accordance with section 1129(a)(12) of the Bankruptcy Code.

13.                               Section 1129(a)(13)—Retiree Benefits

Article IV.F of the Plan provides for the treatment of the Compensation and Benefits Programs in accordance with section 1129(a)(13) of the Bankruptcy Code.

14.                               Section 1129(a)(14)—Domestic Support Obligations

The Debtors are not required by a judicial or administrative order, or by statute, to pay any domestic support obligations, and therefore, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

15.                               Section 1129(a)(15)—The Debtors Are Not Individuals

The Debtors are not individuals, and therefore, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

16.                               Section 1129(a)(16)—No Applicable Nonbankruptcy Law Regarding Transfers

Each of the Debtors that is a corporation is a moneyed, business, or commercial corporation or trust, and therefore, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

17.                               Section 1129(b)—Confirmation of Plan Over Rejection of Impaired Classes

The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to the Classes presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code or that have actually rejected the Plan (if any).  To determine whether a plan is “fair and equitable” with respect to a class of claims, section 1129(b)(2)(B)(ii) of the Bankruptcy Code provides in pertinent part that “the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property.”  To determine whether a plan is “fair and equitable” with respect to a class of interests, section 1129(b)(2)(C)(ii) of the Bankruptcy Code provides that “the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.”  There are no classes junior to the deemed (or actual) rejecting classes of claims or interests that will receive any distribution under the Plan.  The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code.

18.                               Section 1129(c)—Confirmation of Only One Plan

The Plan is the only plan that has been filed in these Chapter 11 Cases.  Accordingly, the Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.

19.                               Section 1129(d)—Principal Purpose Not Avoidance of Taxes

The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

20.                               Section 1129(e)—Small Business Case

Section 1129(e) is inapplicable because these Chapter 11 Cases do not qualify as small business cases thereunder.

K.                                    Substantive Consolidation

Except as otherwise ordered by the Bankruptcy Court, in accordance with ARTICLE IV.R of the Plan, on the Effective Date, each of the Estates of the Debtor Subsidiaries shall be substantively consolidated into a single consolidated Estate and each of the Estates of the Homer City Debtors into a single consolidated Estate, in each case solely for the limited purposes of voting and Confirmation.

L.                                      Securities Under the Plan

Pursuant to the Plan, and without further corporate or other action, the New Interests will be issued by Reorganized EME on the Effective Date subject to the terms of the Plan.

M.                                  Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by Holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual.  Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan.  Each of the discharge, release, indemnification, and exculpation provisions set forth in the Plan:  (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefit on, and is in the best interests of, the Debtors, their estates, and their creditors; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (f) is consistent with sections 105, 1123, 1129, and all other applicable provisions of the Bankruptcy Code; and (g), without limiting the foregoing, with respect to the releases and injunctions in Article VIII.H of the Plan, are (i) essential elements of the Sale Transaction and Plan, (ii) terms and conditions without which the Purchaser Parties would not have entered into the Plan Sponsor Agreement and Purchase Agreement, (iii) narrowly tailored and (iv) in consideration of the substantial financial contribution of the Purchaser Parties under the Plan.  Furthermore, the injunction set forth in Article VIII.H is an essential component of the Plan, the fruit of long-term negotiations and achieved by the exchange of good and valuable consideration that will enable unsecured creditors to realize distribution in the Chapter 11 Cases.

N.                                    Cure of Lessor Notes

On the Effective Date, following the payment of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees, the “Lessor Notes” (as defined in the PoJo Leases and Documents) shall be deemed fully cured.

O.                                    Release and Retention of Causes of Action

It is in the best interests of Holders of Claims and Interests that the provisions in Article IV.Y of the Plan be approved.

P.                                     Approval of Purchase Agreement and Other Documents and Agreements

All documents and agreements necessary to implement the Plan, including the Purchase Agreement, are essential elements of the Plan, are necessary to consummate the Plan and the Sale Transaction, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.  The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements.  The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable, and are hereby reaffirmed and approved.

Q.                                    Confirmation Hearing Exhibits

All of the exhibits presented at the Confirmation Hearing have been properly received into evidence and are a part of the record before the Bankruptcy Court.

R.                                     Objections to Confirmation of the Plan

Any and all objections to Confirmation have been withdrawn, settled, overruled, or otherwise resolved.

S.                                      Exemption from Transfer Taxes with Respect to the Sale Transaction

The Sale Transaction constitutes a sale or transfer under a plan confirmed under section 1129 of the Bankruptcy Code and, accordingly, the Sale Transaction shall not be subject to any tax under any law imposing a stamp tax or similar tax, including any real or personal property transfer tax, pursuant to section 1146(a) of the Bankruptcy Code.

T.                                      Good Faith Purchaser Status

Each of the Purchaser Parties is a good faith purchaser for the purposes of section 363(m) of the Bankruptcy Code and entitled to the benefits thereof in relation to the Sale Transaction.

U.                                    Sale Free and Clear

All assets and rights sold by EME pursuant to the Purchase Agreement are transferred, conveyed, and assigned to the Purchaser free and clear of all Liens, Claims, encumbrances, and interests pursuant to pursuant to sections 363(f) and 1123(a)(5) of the Bankruptcy Code.

V.                                     Retention of Jurisdiction

The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

W.                                  Plan Supplement

The Debtors filed the Plan Supplement, which includes the following documents:  (1) to the extent known, the identity of the members of the New Board and the nature and compensation for any member of the New Board who is an “insider” under section 101(31) of the Bankruptcy Code; (2) the Schedule of Assumed Executory Contracts and Unexpired Leases; (3) the Schedule of Rejected Executory Contracts and Unexpired Leases; (4) the applicable New Corporate Governance Documents; (5) the Purchase Agreement; (6) a schedule identifying the EME Retained Causes of Action; (7) a schedule identifying the Purchaser Retained Causes of Action; (8) the Schedule of Eligible Employees; (9) the amount of the Disputed Claims Reserve Amount; (10) the calculation of the Agreed PoJo Cure Amount; (11) a summary of the Wind Down Budget, subject to appropriate confidentiality protections; and (12) any identification and tax information that will be requested of recipients of New Interests under ARTICLE VI.F.2 of the Plan.  All such documents comply with the terms of the Plan, and the filing and notice of such documents was adequate, proper and in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

ARTICLE X.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.                                     Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of ARTICLE X.B of the Plan:

1.                                      the Bankruptcy Court shall have approved the Disclosure Statement, in form and substance acceptable to the Debtors, the Committee, the Supporting Noteholders, the Purchaser, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties, as containing adequate information and entered the Disclosure Statement Order in form and substance reasonably acceptable to the Debtors, the Purchaser Parties, the Committee, and the Supporting Noteholders, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties;

2.                                      the Confirmation Order, in form and substance acceptable to the Debtors, the Committee, the Supporting Noteholders, the Purchaser, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties shall have been duly entered and shall not be subject to a stay;

3.                                      all closing conditions and other conditions precedent in the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof;

4.                                      each of the transactions described in Article V.G shall have been implemented;

5.                                      the New Interests shall have been issued and delivered, as applicable, and all conditions precedent to the consummation of the transactions contemplated therein shall have been waived or satisfied in accordance with the terms thereof and the closing of the transactions contemplated by such agreements shall have occurred;

6.                                      the New Corporate Governance Documents, in form and substance acceptable to the Debtors, the Committee, and the Supporting Noteholders, shall be deemed to be valid, binding, and enforceable in accordance with their terms;

7.                                      the Supporting Noteholder Fees, and subject to ARTICLE IV.W of the Plan, the EME Senior Notes Indenture Trustee Fees, shall have been paid in full in Cash;

8.                                      the Professional Fee Escrow shall have been established and funded in Cash in accordance with ARTICLE II.C.1 of the Plan;

9.                                      the Compensation and Benefits Programs Escrow shall have been established and funded in Cash in accordance with ARTICLE IV.G of the Plan;

10.                               the Disputed Claims Reserve shall have been established and funded;

11.                               the Wind Down Budget shall have been agreed upon by the Debtors, the Committee, and the Supporting Noteholders, and funds sufficient to satisfy the Wind Down Budget shall have been appropriately reserved;

12.                               the Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall be in form and substance reasonably acceptable to the Debtors, the Purchaser, the Committee, the Supporting Noteholders, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties and shall have been filed with the Bankruptcy Court pursuant to the terms of the Plan;

13.                               all governmental and material third-party approvals and consents, including Bankruptcy Court and any required FERC authorization, necessary in connection with the transactions contemplated by the Plan shall be in full force and effect (which, in the case of an order of judgment of any Court, shall mean a Final Order), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions; and

14.                               all documents and agreements necessary to implement the Plan shall have (a) been tendered for delivery, and (b) been effected or executed by all Entities party thereto, or will be deemed executed and delivered by virtue of the effectiveness of the Plan as expressly set forth herein, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

B.                                     Waiver of Conditions

The conditions to Confirmation of the Plan and to the Effective Date set forth in ARTICLE X of the Plan may be waived only by consent of the Debtors, in consultation with the Purchaser Parties, the Committee, and the Supporting Noteholders; provided that the Debtors may not waive any conditions to Confirmation of the Plan that require the consent of any of the Purchaser, the Committee, the Supporting Noteholders, or the PoJo Parties without the consent of the party or parties whose consent is required for such waiver.  For the avoidance of doubt, the Debtors may not waive the condition set forth in Article X.A.4 without the consent of the PoJo Parties.

C.                                    Substantial Consummation of the Plan

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.                                    Effect of Nonoccurrence of Conditions to the Effective Date

If the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan or the Disclosure Statement shall:  (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Person or Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Person or Entity.

ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                                     Modification and Amendments

Subject to the limitations contained herein, the Debtors, with the consent of the Committee, the Supporting Noteholders, the Purchaser, and (solely with respect to any document, schedule, or exhibit that affects the rights of the PoJo Parties) the PoJo Parties, reserve the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan; provided that, subject to Article III.A of the Plan, the Debtors reserve the right, after consultation with the Committee and Supporting Noteholders, to (1) withdraw the Plan with respect to the Homer City Debtors at their sole discretion, (2) seek to dismiss the Chapter 11 Cases of the Homer City Debtors, and/or (3) seek to convert the Chapter 11 Cases of the Homer City Debtors to cases under chapter 7 of the Bankruptcy Code.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, subject to the reasonable consent of the Committee, the Supporting Noteholders, and the Purchaser, expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.  Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with ARTICLE XI of the Plan.

B.                                     Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.                                    Revocation or Withdrawal of the Plan

The Debtors reserve the right, after consultation with the Purchaser, the Committee, the Supporting Noteholders, and the PoJo Parties, to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then:  (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan or Disclosure Statement shall:  (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, to the extent legally permissible, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases and all matters, arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.                                      allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests and any and all disputes regarding Claims that are Assumed Liabilities (including any disputes as to whether any such Claim is an Assumed Liability);

2.                                      decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                                      resolve any matters related to:  (a) the assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease, including any Executory Contract or Unexpired Lease between any Debtor or Non-Debtor Subsidiary and Chevron Corp. or any of its Affiliates; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, amending, modifying, or supplementing, after the Effective Date, pursuant to ARTICLE V of the Plan, the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4.                                      ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

5.                                      adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                                      adjudicate, decide, or resolve any EIX Litigation Claims;

7.                                      enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Purchase Agreement;

8.                                      enter and enforce any order related to the Sale Transaction or otherwise in connection with any sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.                                      resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

10.                               issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, Exculpations, and other provisions contained in ARTICLE VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

12.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to ARTICLE VI.H.1 of the Plan;

13.                               enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.                               determine any other matters that may arise in connection with or relate to the Plan, the New Corporate Governance Documents, the Disclosure Statement, the Confirmation Order, the Purchase Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

15.                               adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

16.                               consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

17.                               determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

18.                               hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

19.                               hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20.                               hear and determine all disputes involving the existence, nature, or scope of all releases set forth herein, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

21.                               enforce all orders previously entered by the Bankruptcy Court;

22.                               to resolve any disputes arising under the New Corporate Governance Documents;

23.                               hear any other matter not inconsistent with the Bankruptcy Code;

24.                               enter an order concluding or closing the Chapter 11 Cases; and

25.                               enforce the injunction, release, and Exculpation provisions set forth in ARTICLE VIII of the Plan;

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

A.                                     Immediate Binding Effect

Subject to ARTICLE X.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.                                     Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                                    Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a final decree closing the Chapter 11 Cases is issued, whichever occurs first.

D.                                    Dissolution of the Committee

On the Effective Date, the Committee shall dissolve and all members, employees, or agents thereof, including the Committee Members, shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases, except the Committee will remain intact solely with respect to (1) the preparation, filing, review, and resolution of applications for Accrued Professional Compensation Claims; (2) a pending appeal, motion to reconsider, or motion to vacate, if any, related to Confirmation (including with respect to the Plan, the Confirmation Order, or the Purchase Agreement); and (3) the approval of any settlement of the EIX Litigation Claims, if a request for such approval is pending as of the Effective Date, or a pending appeal, if any, of any approved settlement of the EIX Litigation Claims.  On the Effective Date, subject to the proviso above, the Committee Members shall be released and discharged from all rights and duties from or related the Chapter 11 Cases.  Other than with respect to those matters identified in the proviso above, the Debtors, Reorganized EME, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser Parties, as applicable, shall no longer be liable or responsible for paying any fees or expenses incurred after the Effective Date by the Committee, the Committee Members, or any advisors to the Committee.  For the avoidance of doubt, Reorganized EME shall pay the reasonable and documented fees and expenses of the Committee and the Committee’s advisors incurred after the Effective Date for the matters set forth in the proviso above.

E.                                     Certain Environmental Matters

Nothing in this Plan, the Purchase Agreement, or any Confirmation Order releases, discharges, resolves, precludes, exculpates, or enjoins any of the following liabilities to any Governmental Unit against Reorganized EME, any Post-Effective-Date Debtor Subsidiary, or any Post-Effective-Date Homer City Debtor:  (1) any liability under Environmental Law that is not a Claim; and (2) any Claim under Environmental Law arising on or after the Effective Date.

Nothing in this Plan, the Purchase Agreement, or any Confirmation Order releases, discharges, resolves, precludes, exculpates, or enjoins any liability under Environmental Law to a Governmental Unit on the part of any Entity as the owner or operator of property that such Entity owns or operates after the Effective Date.  From and after the Effective Date, Reorganized EME, each Post-Effective-Date Debtor Subsidiary, and each Post-Effective-Date Homer City Debtor shall comply with all applicable Environmental Laws; provided, however, that with respect to each Post-Effective-Date Debtor Subsidiary, the Bankruptcy Court’s retention of jurisdiction under Article XII of the Plan shall not include enforcement or adjudicating compliance with all applicable Environmental Laws after the Confirmation Date except as provided otherwise in Article XII in relation to the allowance or disallowance of any Claim; provided, further, however,  that with respect to Reorganized EME and each Post-Effective-Date Homer City Debtor, the Bankruptcy Court’s retention of jurisdiction may include the enforcement or adjudication of Reorganized EME’s and/or each Post-Effective-Date Homer City Debtor’s compliance with all applicable Environmental Laws after the Confirmation Date to the extent permitted by applicable law and subject to a Governmental Unit’s right to contest jurisdiction.

For the avoidance of doubt, all Claims under Environmental Law shall be subject to Article VIII of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction as provided in Article XII of the Plan in relation to the allowance or disallowance of any Claim under Environmental Law; provided, however, that, and without limiting the Bankruptcy Court’s jurisdiction as set forth in the previous paragraph, nothing in the Plan or any Confirmation Order shall divest or limit the jurisdiction of other tribunals over the Environmental Actions, and upon the Effective Date of the Plan, the Environmental Actions shall survive the Chapter 11 Cases and may be adjudicated in the court in which such Environmental Action is currently pending; provided, further, however, any judgment for a Claim in any Environmental Action shall be treated in accordance with the Plan in all respects.

Nothing in the Plan or any Confirmation Order authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization, or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under Environmental Law.

Nothing in the Plan or any Confirmation Order shall release, discharge, resolve, preclude, exculpate, or enjoin any liability to a Governmental Unit under Environmental Law on the part of any Entity other than (a) Reorganized EME, (b) any Post-Effective-Date Debtor Subsidiary, (iii) any Post-Effective-Date Homer City Debtor, or (iv) the Purchaser.  For the avoidance of doubt, no Governmental Unit shall be a Releasing Party with respect to Environmental Law under Article VIII.D of the Plan.

F.                                     Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, the Purchaser Parties, the Committee, the Supporting Noteholders, or the PoJo Parties with respect to the Holders of Claims or Interests prior to the Effective Date.

G.                                    Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

H.                                    Service of Documents

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier, or registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Debtors, to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attn.:  James H.M. Sprayregen, P.C. and David R. Seligman, P.C.
Facsimile:  (312) 862-2200

-and-

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn.:  Joshua A. Sussberg
Facsimile:  (212) 446-4900

If to the Purchaser, to:

NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540-6213
Attn.:  Brian Curci
Facsimile: (609) 524-4501

with a copy to:

Baker Botts L.L.P.
1299 Pennsylvania Avenue, NW
Washington, DC   20004-2400
Attn.: Elaine M. Walsh
Facsimile: (202) 585-1042

-and-

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attn.: C. Luckey McDowell
Facsimile: (214) 661-4571

If to the Committee, to

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, New York 10036-6745
Attn.:  Ira S. Dizengoff and Arik Preis
Facsimile:  (212) 872-1002

-and-

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036-1564
Attn.:  James Savin
Facsimile:  (202) 877-4288

If to the counsel for the Supporting Noteholders, to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attn.:  Keith Wofford
Facsimile:  (212) 596-9090

-and-

Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
Attn.:  Stephen Moeller-Sally
Facsimile:  (617) 951-7050

If to Nesbitt Asset Recovery Series J-1 or Nesbitt Asset Recovery Series P-1, to:

Nesbitt Asset Recovery Series J-1
Nesbitt Asset Recovery Series P-1
c/o U.S. Bank Trust National Association, as Owner Trustee
U.S. Bank Corporate Trust Services
300 Delaware Avenue, 9th Floor
Mail Code: EXDE-WDAW
Attn.: Mildred Smith
Wilmington, Delaware 19801
Telephone: (302) 576-3703

with a copy to:

Jenner & Block LLP
Attn.: Daniel R. Murray & Melissa M. Hinds
353 North Clark Street
Chicago, Illinois 60654
Telephone: (312) 222-9350
Facsimile: (312) 527-0484

If to Nesbitt Asset Recovery Series LLC, J-1 or Nesbitt Asset Recovery Series LLC, P-1, to:

Nesbitt Asset Recovery Series LLC, J-1
Nesbitt Asset Recovery Series LLC, P-1
c/o U.S. Bank Trust National Association, as Owner Trustee
U.S. Bank Corporate Trust Services
300 Delaware Avenue, 9th Floor
Mail Code: EXDE-WDAW
Attn.: Mildred Smith
Wilmington, Delaware 19801
Telephone: (302) 576-3703

with a copy to:

Jenner & Block LLP
Attn.: Daniel R. Murray & Melissa M. Hinds
353 N. Clark Street
Chicago, Illinois 60654
Telephone: (312) 222-9350
Facsimile: (312) 527-0484

If to Nesbitt Asset Recovery LLC, to:

Nesbitt Asset Recovery LLC
Attn:  President, Scott Jennings
The Nemours Building
1007 Orange Street, Suite 1465
Wilmington, DE 19801
Telephone: (302) 472-7412
Facsimile: (302) 472-7216

with a copy to:

Jenner & Block LLP
Attn: Daniel R. Murray & Melissa M. Hinds
353 North Clark Street
Chicago, Illinois 60654
Telephone: (312) 222-9350
Facsimile: (312) 527-0484

If to Joliet Trust II or Powerton Trust II, to:

Joliet Trust II
Powerton Trust II
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Attn.: Corporate Trust Administration, Robert Hines
Wilmington, Delaware 19890-0001
Telephone: (302) 636-6197
Facsimile: (302) 636-4140

with a copy to:

Michael F. Collins
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7502
Facsimile: (302) 498-7502

If to Joliet Generation II, LLC or Powerton Generation II, LLC, to:

Joliet Generation II, LLC
Powerton Generation II, LLC
c/o Associates Capital Investments, L.L.C.
c/o Citigroup Global Markets Inc.
Attn.: Sugam Mehta & Brian Whalen
388 Greenwich Street, 21st Floor
New York, New York 10013
Telephone: (212) 816-1620
Facsimile: To be advised

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP
Attn.: William Bice & Tyson Lomazow
1 Chase Manhattan Plaza
New York, New York 10005
Telephone: (212) 530-5000
Facsimile: (212) 530-5219

If to Associates Capital Investments, L.L.C., to:

Associates Capital Investments, L.L.C.
c/o Citigroup Global Markets Inc.
Attn.: Sugam Mehta & Brian Whalen
388 Greenwich Street, 21st Floor
New York, New York 10013
Telephone: (212) 816-1620
Facsimile: To be advised

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP
Attn.: William Bice & Tyson Lomazow
1 Chase Manhattan Plaza
New York, New York 10005
Telephone: (212) 530-5000
Facsimile: (212) 530-5219

If to The Bank of New York Mellon as Successor Lease Indenture Trustee
or as Successor Pass Through Trustee, to:

The Bank of New York Mellon
525 William Penn Plaza, 38th Floor
Attn.: Bridget Schessler, Vice President
Pittsburgh, Pennsylvania 15259

with a copy to:

O’Melveny & Myers, LLP
7 Times Square
New York, New York 10036-6524
Attn.: George A. Davis
Telephone: (212) 326-2062
Email: gdavis@omm.com

I.                                         Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.                                       Entire Agreement

Except as otherwise indicated, on the Effective Date, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations with respect to the subject matter of the Plan, all of which will have become merged and integrated into the Plan on the Effective Date.  To the extent the Confirmation Order is inconsistent with the Plan, the Confirmation Order shall control for all purposes.

K.                                    Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the reasonable consent of the Debtors, the Committee, the Supporting Noteholders, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties, except as otherwise provided in the Plan; and (3) nonseverable and mutually dependent.

Respectfully submitted, as of the date first set forth above,

Edison Mission Energy (for itself and all Debtors)

By:	/s/ Pedro J. Pizarro
Name:	Pedro J. Pizarro
Title:	President, Edison Mission Energy

Schedule 1

Acquired Companies

1.	Aguila Energy Company
2.	ALP Wind LLC
3.	American Bituminous Power Partners, L.P.
4.	Anacapa Energy Company
5.	Aurora Starlight Wind, LLC
6.	Beheer-en Beleggingsmaatschappij Plogema B.V.
7.	Bendwind, LLC
8.	Big Sky Wind, LLC
9.	Bisson Windfarm, LLC
10.	Boeve Windfarm, LLC
11.	Boquillas Wind, LLC
12.	Broken Bow Wind, LLC
13.	Buffalo Bear, LLC
14.	Camino Energy Company
15.	Capistrano Wind Holdings, Inc.
16.	Capistrano Wind II, LLC
17.	Capistrano Wind Partners, LLC
18.	Capistrano Wind, Inc.
19.	Capistrano Wind, LLC
20.	Caresale Services Limited
21.	Carstensen Wind, LLC
22.	Cedro Hill Wind LLC
23.	CG Windfarm, LLC
24.	Chester Energy Company
25.	Citizens Power Holdings One, LLC
26.	CL Power Sales Eight, L.L.C.
27.	Clear View Acres Wind Farm, LLC
28.	Coalinga Cogeneration Company
29.	Community Wind North 1 LLC
30.	Community Wind North 10 LLC
31.	Community Wind North 11 LLC
32.	Community Wind North 13 LLC
33.	Community Wind North 15 LLC
34.	Community Wind North 2 LLC
35.	Community Wind North 3 LLC
36.	Community Wind North 5 LLC
37.	Community Wind North 6 LLC
38.	Community Wind North 7 LLC
39.	Community Wind North 8 LLC
40.	Community Wind North 9 LLC
41.	Community Wind North, LLC
42.	CP Power Sales Nineteen, L.L.C.
43.	CP Power Sales Seventeen, L.L.C.
44.	CP Power Sales Twenty, L.L.C.
45.	Crofton Bluffs Wind, LLC
46.	Crosswind Transmission, LLC
47.	Cy-Hawk Wind Energy, LLC
48.	DanMar Transmission, LLC
49.	DeGreef DP, LLC
50.	DeGreeffpa, LLC
51.	Del Mar Energy Company
52.	Doga Enerji Uretim Sanayi ve Ticaret L.S.
53.	Doga Isi Satis Hizmetleri ve Ticaret L.S.
54.	Doga Isletme ve Bakim Ticaret L.S.
55.	Eagle View Acres Wind Farm, LLC
56.	East Ridge Transmission, LLC

57.	Edison First Power Holdings I
58.	Edison First Power Holdings II
59.	Edison First Power Limited
60.	Edison Mission Arroyo Nogales, Inc.
61.	Edison Mission Asset Services, Inc.
62.	Edison Mission Development, Inc.
63.	Edison Mission Energy Fuel
64.	Edison Mission Energy Fuel Services, LLC
65.	Edison Mission Energy Petroleum
66.	Edison Mission Fuel Resources, Inc.
67.	Edison Mission Fuel Transportation, Inc.
68.	Edison Mission Huntington Beach, LLC
69.	Edison Mission Marketing and Trading, Inc.
70.	Edison Mission Mid-Atlantic, Inc.
71.	Edison Mission Midwest Holdings Co.
72.	Edison Mission Midwest II, Inc.
73.	Edison Mission Midwest, Inc.
74.	Edison Mission Operation & Maintenance, Inc.
75.	Edison Mission Project Co.
76.	Edison Mission Renewable Energy CDE, LLC
77.	Edison Mission Solutions, LLC
78.	Edison Mission Walnut Creek II, LLC
79.	Edison Mission Walnut Creek, LLC
80.	Edison Mission Wind, Inc.
81.	EHI Development Fund
82.	Elk Lake Wind Farm, LLC
83.	Elkhorn Ridge Wind II, LLC
84.	Elkhorn Ridge Wind, LLC
85.	EME CP Holdings Co.
86.	EME Eastern Holdings Co.
87.	EME Finance UK Limited
88.	EME Investments II, LLC
89.	EME Investments, LLC
90.	EME Service Co.
91.	EME Southwest Power Corporation
92.	EME UK International LLC
93.	EME Western Holdings Co.
94.	Fey Windfarm, LLC
95.	First Hydro Renewables Limited
96.	Foresight Flying M, LLC
97.	Forward WindPower, LLC
98.	Global Power Investors, Inc.
99.	Goat Wind, LP
100.	Green Prairie Energy, LLC
101.	Greenback Energy, LLC
102.	Greene Wind Energy, LLC
103.	Groen Wind, LLC
104.	Guadalupe Mountains Wind, LLC
105.	Hardin Hilltop Wind, LLC
106.	Hardin Wind Energy, LLC
107.	High Lonesome Mesa Investments, LLC
108.	High Lonesome Mesa, LLC
109.	Highland Township Wind Farm, LLC
110.	Hillcrest Wind, LLC
111.	HyperGen, LLC
112.	Jeffers Wind 20, LLC

113.	JMC Wind, LLC
114.	K-Brink Windfarm, LLC
115.	Kern River Cogeneration Company
116.	Laredo Ridge Wind, LLC
117.	Larswind, LLC
118.	LimiEnergy, LLC
119.	Lookout WindPower, LLC
120.	Lucky Wind, LLC
121.	Maiden Winds, LLC
122.	Maine Mountain Power, LLC
123.	Maplekey Holdings Limited
124.	Maplekey UK Finance Limited
125.	Maplekey UK Limited
126.	MD & E Wind, LLC
127.	MEC Esenyurt B.V.
128.	MEC San Pascual B.V.
129.	Mid-Set Cogeneration Company
130.	Midway-Sunset Cogeneration Company
131.	Midwest Finance Corp.
132.	Midwest Generation EME, LLC
133.	Midwest Generation Procurement Services, LLC
134.	Midwest Generation, LLC
135.	Midwest Peaker Holdings, Inc.
136.	Mission Bingham Lake Wind, LLC
137.	Mission Community Wind North, Inc.
138.	Mission CWN Holdings, Inc.
139.	Mission de las Estrellas LLC
140.	Mission Del Cielo Inc.
141.	Mission del Sol, LLC
142.	Mission Energy Construction Services, Inc.
143.	Mission Energy Holdings International, Inc.
144.	Mission Energy Wales Company
145.	Mission Funding Zeta
146.	Mission Iowa Wind Company
147.	Mission Kern River Holdings, Inc.
148.	Mission Midway-Sunset Holdings, Inc.
149.	Mission Minnesota Wind II, Inc.
150.	Mission Minnesota Wind III, Inc.
151.	Mission Minnesota Wind, LLC
152.	Mission Mountain Wind, LLC
153.	Mission Procurement, LLC
154.	Mission Sycamore Holdings, Inc.
155.	Mission Watson Holdings, Inc.
156.	Mission Wind Aurora Starlight, Inc.
157.	Mission Wind Boquillas, Inc.
158.	Mission Wind Broken Bow, LLC
159.	Mission Wind Cedro, LLC
160.	Mission Wind Crofton Bluffs, LLC
161.	Mission Wind Goat Mountain, Inc.
162.	Mission Wind Laredo, Inc.
163.	Mission Wind Maine, Inc.
164.	Mission Wind New Mexico II, Inc.
165.	Mission Wind New Mexico, Inc.
166.	Mission Wind Oklahoma, Inc.
167.	Mission Wind Owaissa, Inc.
168.	Mission Wind PA One, Inc.

169.	Mission Wind PA Three, Inc.
170.	Mission Wind PA Two, Inc.
171.	Mission Wind Pennsylvania, Inc.
172.	Mission Wind Pinnacle, Inc.
173.	Mission Wind Southwest, Inc.
174.	Mission Wind Terra Investments, LLC
175.	Mission Wind Texas II, Inc.
176.	Mission Wind Texas, Inc.
177.	Mission Wind Utah, LLC
178.	Mission Wind Wildorado, Inc.
179.	Mission Wind Wyoming, LLC
180.	Mountain Wind Power II, LLC
181.	Mountain Wind Power, LLC
182.	North Community Turbines, LLC
183.	North Wind Turbines, LLC
184.	Northern Lights Wind, LLC
185.	Odin Wind Farm, LLC
186.	Owaissa Wind, LLC
187.	OWF Eight, LLC
188.	OWF Five, LLC
189.	OWF Four, LLC
190.	OWF One, LLC
191.	OWF Seven, LLC
192.	OWF Six, LLC
193.	OWF Three, LLC
194.	OWF Two, LLC
195.	Palo Alto County Wind Farm, LLC
196.	Pinnacle Wind, LLC
197.	Pioneer Ridge LLC
198.	Pioneer Trail Wind, LLC
199.	Pleasant Valley Energy Company
200.	Poverty Ridge Wind, LLC
201.	Power Beyond, LLC
202.	Power Blades Windfarm, LLC
203.	Salinas River Cogeneration Company
204.	San Gabriel Energy Company
205.	San Joaquin Energy Company
206.	San Juan Energy Company
207.	San Juan Mesa Investments, LLC
208.	San Juan Mesa Wind Project, LLC
209.	San Pascual Cogeneration Company (Philippines) Limited
210.	San Pascual Cogeneration Company International B.V.
211.	Sargent Canyon Cogeneration Company
212.	Sierra Wind, LLC
213.	Silver Lake Acres Wind Farm, LLC
214.	Silverado Energy Company
215.	Sleeping Bear, LLC
216.	South Texas Wind, LLC
217.	Southern Sierra Energy Company
218.	Spanish Fork Wind Park 2, LLC
219.	Stahl Wind Energy, LLC
220.	Stony Hills Wind Farm, LLC
221.	Storm Lake Power Partners I, LLC
222.	Sunrise Power Company, LLC
223.	Sunrise View Wind Farm, LLC
224.	Sunset View Wind Farm, LLC

225.	Sunshine Arizona Wind Energy, LLC
226.	Sutton Wind Energy, LLC
227.	Sycamore Cogeneration Company
228.	TAIR Windfarm, LLC
229.	Taloga Wind II, LLC
230.	Taloga Wind, L.L.C.
231.	Tapestry Wind, LLC
232.	TG Windfarm, LLC
233.	Tofteland Windfarm, LLC
234.	Tower of Power, LLC
235.	Valle Del Sol Energy, LLC
236.	Viejo Energy Company
237.	Viento Funding II, Inc.
238.	Viento Funding, Inc.
239.	Virgin Lake Wind Farm, LLC
240.	Walnut Creek Energy, LLC
241.	Walnut Creek II, LLC
242.	Watson Cogeneration Company
243.	WCEP Holdings, LLC
244.	West Pipestone Transmission, LLC
245.	West Transmission One, LLC
246.	Western Sierra Energy Company
247.	Westridge Windfarm, LLC
248.	Whispering Wind Acres, LLC
249.	White Caps Windfarm, LLC
250.	Wildorado Interconnect, LLC
251.	Wildorado Wind, LLC
252.	Wilson Creek Power Partners, LLC
253.	Wind Family Turbine, LLC
254.	Windcurrent Farms, LLC
255.	Windom Transmission, LLC
256.	Zontos Wind, LLC